                                                                  EXHIBIT (a)(2)

================================================================================






                                ---------------


                  OFFER TO REPLACE CERTAIN OUTSTANDING OPTIONS
                                WITH NEW OPTIONS
                            (THE "OFFER TO REPLACE")


                                ---------------











THIS SUPPLEMENT CONSTITUTES PART OF A PROSPECTUS RELATING TO THE REDBACK NETWORKS INC. 1999 STOCK INCENTIVE PLAN COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933




                                September 6, 2001



================================================================================

                              REDBACK NETWORKS INC.

          Offer to Replace Certain Outstanding Options With New Options
                            (the "Offer to Replace")

       The offer and withdrawal rights expireat 9:00 p.m., Pacific Time, on October 12, 2001 unless the offer is extended.

     Redback Networks Inc. ("Redback" or the "Company," also referred to by the terms "we" or "us") is offering eligible employees the opportunity to replace outstanding options to purchase shares of Redback common stock that were granted before August 1, 2001 and which have an exercise price of more than $6.50 per share (the "Old Options") with new options (the "New Options") which we will grant under the Redback Networks Inc. 1999 Stock Incentive Plan, as amended through May 16, 2001 (the "1999 Plan"). We are making the offer upon the terms and conditions described in (i) this Offer to Replace; (ii) the Election Form; and (iii) the Notice to Withdraw from the Offer (which together, as they may be amended from time to time, constitute the "Voluntary Stock Option Replacement Program," also referred to as the "offer" or "program").

     The number of shares subject to the New Options to be granted to each eligible participating employee will be determined according to the exercise price of the Old Options tendered. Subject to any adjustments for stock splits, stock dividends and similar events (and rounded down to the nearest whole number), the replacement ratios will be as follows: (i) an Old Option to purchase stock with an exercise price of $40.00 per share or less will be replaced with a New Option for the same number of shares; (ii) an Old Option to purchase stock with an exercise price between $40.01 per share and $80.00 per share will be replaced with a New Option covering one (1) share for every five
(5) shares covered by the Old Option; and (iii) an Old Option to purchase stock with an exercise price above $80.00 per share will be replaced with a New Option covering one (1) share for every ten (10) shares covered by the Old Option. Only
                                                                            ----
shares with an exercise price of more than six dollars and fifty cents ($6.50) per share and which were granted before August 1, 2001 are eligible for replacement.

     Unless stated otherwise, all monetary denominations referred to in this offer are U.S. dollars.

     Subject to the terms and conditions of this offer, we will grant the New Options on the same business day on which we cancel the options accepted for replacement. The offer is currently scheduled to expire on October 12, 2001 (the "Offer Expiration Date") and we will cancel and replace all validly tendered options promptly on the first business day following the Offer Expiration Date, which we currently expect to be on October 15, 2001 (both the "Cancellation Date" and the "Replacement Date").

     If you tender any option grant for replacement, you will be required to also tender all option grants that you received during the six (6) month period prior to the Cancellation Date, even if those option grants have an exercise price equal to or less than six dollars and fifty cents ($6.50) per share. However, you will not be required, nor may you elect, to tender any of the following: (i) options granted through the Salary for Stock Options Exchange Program; or

(ii) options granted on or after August 1, 2001. Please note that these exceptions represent a change from the terms we thought we would implement and which we described to you in the memorandum from Pierre Lamond dated August 13, 2001.

     Since we currently expect to cancel all tendered options on October 15, 2001, this means that if you participate in the offer, you will be required to tender all options granted to you since April 15, 2001, unless the options fall into one of the exceptions mentioned. If the options fall into one of the exceptions mentioned, such options may not be tendered in this offer.

     We will not accept partial tenders of options. If you tender any eligible option, you must tender the entire unexercised portion of that option. In addition, if you tender any option granted to you on a particular date, you will be required to tender any other options granted to you on that same day, subject to the same exceptions as described above.

     The offer is not conditioned on a minimum number of options being tendered. Participation in the offer is completely voluntary. The offer is subject to conditions that we describe in Section 7 of this Offer to Replace.

     You may participate in the offer if you are an employee of Redback Networks Inc. or one of our subsidiaries or affiliates who resides or works in the United States, Brazil, the Canadian provinces of British Columbia or Ontario, France, Germany, Hong Kong, Japan, Korea, the Netherlands, the People's Republic of China, Singapore, Taiwan or the United Kingdom as of August 1, 2001 through the Cancellation Date. Members of our Board of Directors and affiliates other than officers are not eligible to participate. In order to receive a New Option pursuant to this offer, you must continue to be an employee of Redback or one of our subsidiaries or affiliates as of the Replacement Date.

     If you tender options for replacement as described in the offer, and we accept your tendered options, then, subject to the terms of this offer, we will grant you New Options under the 1999 Plan. All New Options granted pursuant to this offer will have a maximum term of five (5) years and will be nonstatutory stock options, even if the Old Options had longer terms or were incentive stock options.

     If you are a tax resident of a non-U.S. jurisdiction, certain other terms and conditions may apply to your New Option in order to comply with the laws in that country or in order to preserve the possibility of favorable tax treatment.

     o If you are an employee who is a tax resident of the United Kingdom, your New Option will be subject to the execution of a joint election between you and Redback, as described in Section 26.

     o Due to exchange control restrictions currently in place, if you are an employee who is a tax resident of Brazil, Redback will at this time require that you exercise your options by using only a full or partial cashless exercise method, whereby you exercise your options without remitting any cash, as described in Section 15.

     o If you are an employee who is a tax resident of the Netherlands or the People's Republic of China, your options may be exercised only by
                                                                    ----
          using a cashless exercise method, whereby the options are exercised without remitting any cash and under which you will effect a same-day exercise of the option and sale of the shares, as described in Sections 22 and 23.

     o If you are an employee who is a tax resident of Hong Kong and if your New Options will vest in whole or in part within six (6) months of the Replacement Date, you will be restricted from selling any shares acquired upon the exercise of those options until a period of six (6) months from the Replacement Date, as described in Section 19.

     In order to comply with certain applicable laws or to preserve the possibility of favorable tax treatment in certain jurisdictions, the exercise price per share of the New Options may vary for different employees and will be set as follows:

     o Except for "Executive Officers" (officers of Redback who are defined as "officers" for purposes of Section 16(b) of the Securities Exchange Act of 1934, as amended, and who are listed in Schedule A to this Offer to Replace), the exercise price per share of the New Options for eligible employees who are tax residents of the United States, Brazil, France, Germany, Hong Kong, Japan, Korea, the Netherlands, the People's Republic of China, Taiwan or the United Kingdom will be the lower of: (i) four dollars and seventeen cents ($4.17) per share,
          --------
          which was the closing price of a share of Redback common stock on August 29, 2001 and (ii) 100% of the fair market value of Redback common stock on the Replacement Date, as determined by the closing price reported by the Nasdaq National Market on the Replacement Date.

     o The exercise price per share for eligible employees who are tax residents of Canada or Singapore will be 100% of the fair market value of Redback common stock on the Replacement Date, as determined by the closing price reported by the Nasdaq National Market on the Replacement Date.

     o The exercise price per share for Executive Officers will be four dollars and seventeen cents ($4.17) per share, which was the closing price of a share of Redback common stock on August 29, 2001.

     Please note that the exercise prices for the New Options represent a change from the terms we thought we would implement and which we described to you in the memorandum from Pierre Lamond dated August 13, 2001 and in our 10-Q filed with the SEC on August 14, 2001.

     For example, if the fair market value of Redback common stock on the Replacement Date, which we expect to be October 15, 2001, is $4.00 per share, then the exercise price per share of the New Options would be:

     o For all non-Executive Officer eligible employees other than tax residents of Canada and Singapore: $4.00 per share.

     o For all non-Executive Officer eligible employees who are tax residents of Canada or Singapore: $4.00 per share.

     o    For all Executive Officers of Redback: $4.17 per share.

     Similarly, if the fair market value of Redback common stock on the Replacement Date is $4.50 per share, then the exercise price per share of the New Options would be:

     o For all non-Executive Officer eligible employees other than tax residents of Canada and Singapore: $4.17 per share.

     o For all non-Executive Officer eligible employees who are tax residents of Canada or Singapore: $4.50 per share.

     o    For all Executive Officers of Redback: $4.17 per share.

     Each New Option granted will have a new vesting start date that will be August 8, 2001, which was the date the Board approved the program. Except for the vesting start date, the vesting schedule of the New Options will be identical to the vesting schedule of the Old Options. For example, if you tendered an Old Option granted in July 2000 which vested 25% on the first anniversary of the Old Option grant date and 1/48th (equal to 2.0833%) monthly thereafter, the New Option you receive in replacement will be completely unvested on the Replacement Date and will vest 25% on the first anniversary of August 8, 2001 and 1/48th (equal to 2.0833%) monthly thereafter.

     Although our Board of Directors has approved our making of this offer, neither we nor our Board of Directors makes any recommendation as to whether you should tender or not tender your options for replacement. You must make your own decision whether or not to tender your options.

     Shares of Redback common stock are traded on the Nasdaq National Market under the symbol "RBAK." On September 4, 2001, the closing price of our common stock reported on the Nasdaq National Market was $4.04 per share.

     We recommend that you evaluate current market quotes for our common stock, among other factors, before deciding whether or not to tender your options.

     This Offer to Replace has not been approved or disapproved by the Securities and Exchange Commission (the "SEC") or any State Securities Commission nor has the SEC or any State Securities Commission passed upon the accuracy or adequacy of the information contained in this Offer to Replace. Any representation to the contrary is a criminal offense.

     You should direct questions about the offer or requests for assistance or for additional copies of (i) this Offer to Replace; (ii) the Election Form; and
(iii) the Notice to Withdraw from the Offer, to Cindi Fisse (telephone:
408-571-5026) or Kim Gonsalves (telephone: 408-571-5113) at Redback Networks Inc., Stock Administration, 250 Holger Way, San Jose, CA 95134 (e-mail: stock@redback.com).

                                    IMPORTANT

     If you wish to tender your options for replacement, you must complete and sign the Election Form in accordance with its instructions, and fax or hand deliver it and any other required documents to Stock Administration at Redback Networks Inc., 250 Holger Way, San Jose, CA 95134 (fax: 408-571-5175) (telephone: 408-571-5000) on or before 9:00 p.m. Pacific Time on October 12, 2001.

     We are not making the offer to, and we will not accept any tender of options from or on behalf of, option holders in any jurisdiction in which the offer or the acceptance of any tender of options would not be in compliance with the laws of that jurisdiction. However, we may, at our sole discretion, take any actions necessary for us to make the offer to option holders in any of these jurisdictions.

     We have not authorized any person to make any recommendation on our behalf as to whether you should tender or not tender your options through the offer. You should rely only on the information in this document or to which we have expressly referred you in this document. We have not authorized anyone to give you any information or to make any representation in connection with the offer other than the information and representations contained in this document, the Election Form and the Notice to Withdraw from the Offer. If anyone makes any recommendation or representation to you, gives you any information or refers you to any such information, you must not rely upon that recommendation, representation or information as having been authorized by the Company.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
SUMMARY TERM SHEET ........................................................    1

CERTAIN RISKS OF PARTICIPATING IN THE OFFER ...............................   15

INTRODUCTION ..............................................................   20

THE OFFER .................................................................   23

 1.  Eligibility ..........................................................   23

 2.  Number of options; Expiration Date ...................................   23

 3.  Purpose of the offer .................................................   26

 4.  Procedures for tendering options .....................................   26

 5.  Withdrawal Rights and Change of Election .............................   28

 6.  Acceptance of options for replacement and issuance of New Options ....   29

 7.  Conditions of the offer ..............................................   33

 8.  Price range of shares underlying the options .........................   35

 9.  Source and amount of consideration; terms of New Options .............   36

10.  Information concerning Redback .......................................   46

11.  Interests of directors and Executive Officers; transactions and
     arrangements concerning the options ..................................   46

12.  Status of options acquired by us in the offer; accounting
     consequences of the offer ............................................   48

13.  Legal matters; regulatory approvals ..................................   48

14.  Material U.S. Federal Income Tax Consequences ........................   49

15.  Material Income Tax Consequences For Tax Residents of Brazil .........   50

16.  Material Income Tax Consequences For Tax Residents of British
     Columbia, Canada and Ontario, Canada .................................   52

17.  Material Income Tax Consequences For Tax Residents of France .........   54

18.  Material Income Tax Consequences For Tax Residents of Germany ........   55

19.  Material Income Tax Consequences For Tax Residents of Hong Kong ......   57

20.  Material Income Tax Consequences For Tax Residents of Japan ..........   58

21.  Material Income Tax Consequences For Tax Residents of Korea ..........   60

22.  Material Income Tax Consequences For Tax Residents of the
     Netherlands ..........................................................   61

23.  Material Income Tax Consequences For Tax Residents of the People's
     Republic of China ....................................................   63

24.  Material Income Tax Consequences For Tax Residents of Singapore ......   64

25.  Material Income Tax Consequences For Tax Residents of Taiwan .........   67

26.  Material Income Tax Consequences For Tax Residents of the United
     Kingdom ..............................................................   68

27.  Extension of offer; termination; amendment ...........................   70

28.  Fees and expenses ....................................................   72

29.  Additional information ...............................................   72

30.  Miscellaneous ........................................................   73

SCHEDULE A    Information Concerning the Directors and Executive
              Officers of Redback Networks Inc ............................  A-1

                               SUMMARY TERM SHEET

     The following are answers to some of the questions that you may have about the offer. We urge you to read carefully the remainder of this Offer to Replace, the Election Form, the Notice to Withdraw from the Offer and other related documents referenced in the Schedule TO. We have included section references to the remainder of this Offer to Replace where you can find a more complete description of the topics in this summary.

What securities are Redback offering to replace?

     We are offering to replace all outstanding, unexercised options to purchase shares of common stock of Redback that (i) have an exercise price greater than six dollars and fifty cents ($6.50) per share; (ii) were granted before August 1, 2001; and (iii) which are held by eligible employees, in return for New Options we will grant under the 1999 Plan. We will not accept partial tenders of options. If you tender any eligible option, you must tender the entire unexercised portion of that option. Options to purchase common stock of Redback that have an exercise price at or below six dollars and fifty cents ($6.50) per share or which were granted on or after August 1, 2001 are not eligible to participate in the offer, unless required to be tendered as detailed below and in Section 2 of this Offer to Replace. (Sections 1 and 2)

     However, if you participate in the offer, then all options, except those discussed below, received during the six (6) month period prior to the Cancellation Date must also be tendered, even if the option has an exercise
                  ----
price equal to or less than six dollars and fifty cents ($6.50) per share. The following options are excluded from this requirement and may not be tendered:
(i) options granted through the Salary for Stock Options Exchange Program; and
(ii) options granted on or after August 1, 2001. Please note that these exceptions represent a change from the terms we thought we would implement and which we described to you in the memorandum from Pierre Lamond dated August 13, 2001. (Section 2)

     In addition, if you tender any option granted to you on a particular date, you will be required to tender any other options granted to you on that same day, subject to the same exceptions as described above. (Section 2)

Who is eligible to participate?

     Employees are eligible to participate if they are employees of Redback or one of Redback's subsidiaries as of August 1, 2001 and remain employees through the Replacement Date, but only if they live or work in the United States, Brazil, the Canadian provinces of British Columbia or Ontario, France, Germany, Hong Kong, Japan, Korea, the Netherlands, the People's Republic of China, Singapore, Taiwan or the United Kingdom. Members of the Board of Directors are not eligible to participate. If Redback does not extend the offer beyond the
---
currently scheduled Offer Expiration Date, the tendered options will be cancelled on October 15, 2001 and the replacement options will be granted on the same day. (Section 1)

Are employees outside the United States eligible to participate?

     Yes, certain employees outside the United States are eligible to participate. In addition to employees in the United States, employees who live or work in Brazil, the Canadian provinces of British Columbia or Ontario, France, Germany, Hong Kong, Japan, Korea, the Netherlands, the People's Republic of China, Singapore, Taiwan or the United Kingdom are eligible to participate. (Section 1)

     You should be aware that certain other terms and conditions may apply to your New Option in order to comply with the laws in that country or in order to preserve the possibility of favorable tax treatment. For example:

     o If you are an employee who is a tax resident of the United Kingdom, your New Option will be subject to the execution of a joint election between you and Redback, which is described in Section 26. (Section
          26)

     o Due to exchange control restrictions currently in place, if you are an employee who is a tax resident of Brazil, Redback will at this time require that you exercise your options by using only a full or partial cashless exercise method, whereby you exercise your options without remitting any cash, as described in Section 15. (Section 15)

     o If you are an employee who is a tax resident of the Netherlands or the People's Republic of China, your options may be exercised only by using a cashless exercise method, whereby the options are exercised without remitting any cash and under which you will effect a same-day exercise of the option and sale of the shares, as described in Sections 22 and 23. (Sections 22 and 23)

     o If you are an employee who is a tax resident of Hong Kong and if your New Options will vest in whole or in part within six (6) months of the Replacement Date, you will be restricted from selling any shares acquired upon the exercise of those options until a period of six (6) months from the Replacement Date, as described in Section 19. (Section
          19)

     If you are an employee in a non-U.S. country, you should be sure to read the form of stock option agreement which will be generally applicable to you. The form that is generally applicable to you will be dependent upon the jurisdiction in which you work. These forms are attached as Exhibits (a)9 through (a)15 to the Schedule TO filed with the SEC in connection with this Offer to Replace.

Why is Redback making the offer?

     We believe that granting stock options motivates high levels of performance and provides an effective means of recognizing employee contributions to the success of our company. The offer provides an opportunity for us to align employee and stockholder interests and offer eligible employees a valuable incentive to stay with our company and to achieve high levels of performance.

Some of our outstanding options, whether or not they are currently exercisable, have exercise prices that are significantly higher than the current market price of our shares. We believe these options are unlikely to be exercised in the foreseeable future. By making this offer to replace certain outstanding options with New Options we intend to provide our eligible employees with the benefit of owning options that over time may have a greater potential to increase in value, create better performance incentives for eligible employees and thereby maximize stockholder value. (Section 3)

What are the conditions to the offer?

     The offer is not conditioned on a minimum number of options being tendered. Participation in the offer is completely voluntary. The conditions are described in Section 7 of this Offer to Replace. (Section 7)

Are there any eligibility requirements that I must satisfy after the Cancellation Date/ Replacement Date of the offer to receive the New Options?

     No. There are no eligibility requirements that you must satisfy after the Cancellation Date/ Replacement Date to receive New Options through the offer.

     However, you should note that in order to participate in the offer, you must meet all of the applicable eligibility requirements and must validly tender your options for cancellation and replacement. Also, you should be aware that to receive a grant of New Options through the offer and under the terms of the 1999 Plan, you must be employed by Redback or one of its subsidiaries from August 1, 2001 through the Replacement Date. (Section 2)

     As discussed below, subject to the terms of this offer, we will cancel validly tendered options and grant the New Options promptly on the Cancellation Date/ Replacement Date, both of which will be the first business day after the offer expires. We expect that the offer will expire on October 12, and that we will cancel the Old Options and grant the New Options on October 15, 2001.

     If, for any reason, you do not remain an employee of Redback or one of our subsidiaries or affiliates, as the case may be, through the Replacement Date, we will not accept your tender of options and any Old Options you tendered will not be cancelled as a result of this offer. You are reminded that unless expressly provided in your employment agreement or by the applicable laws of a non-U.S. jurisdiction, your employment with Redback or one of our subsidiaries or affiliates, as the case may be, remains "at will" and can be terminated by you or Redback, or one of our subsidiaries or affiliates, at any time, with or without cause or notice. (Section 2)

How many New Options will I receive in replacement for my tendered options?

     The number of shares subject to the New Options to be granted to each eligible participating employee will be determined according to the exercise price of the Old Options tendered. Subject to the terms of this offer and subject to any adjustments for stock splits, stock dividends and similar events (and rounded down to the nearest whole number), the replacement ratios will be as follows:

--------------------------------------------------------------------------------
Exercise Price per share   Number of Shares Subject   Number of Shares Subject
of Old Option              to Old Option              to New Option
--------------------------------------------------------------------------------
$40.00 or less             One (1)                    One (1)
--------------------------------------------------------------------------------
$40.01 - $80.00            Five (5)                   One (1)
--------------------------------------------------------------------------------
Above $80.00               Ten (10)                   One (1)
--------------------------------------------------------------------------------

     New Options will be granted under our 1999 Plan, unless prevented by law or applicable regulations. All New Options will be nonstatutory stock options and will have a maximum term of five (5) years, subject to earlier expiration upon certain events, such as the termination of your employment. (Section 6)

     If you are a tax resident of a non-U.S. jurisdiction, certain other terms and conditions may apply to your New Option in order to comply with the laws in that country or in order to preserve the possibility of favorable tax treatment. For example:

     o If you are an employee who is a tax resident of the United Kingdom, your New Option will be subject to the execution of a joint election between you and Redback, which is described in Section 26. (Section
          26)

     o Due to exchange control restrictions currently in place, if you are an employee who is a tax resident of Brazil, Redback will at this time require that you exercise your options by using only a full or partial cashless exercise method, whereby you exercise your options without remitting any cash, as described in Section 15. (Section 15)

     o If you are an employee who is a tax resident of the Netherlands or the People's Republic of China, your options may be exercised only by using a cashless exercise method, whereby the options are exercised without remitting any cash and under which you must effect a same-day exercise of the options and sale of the shares, as described in Sections 22 and 23. (Sections 22 and 23)

     o If you are an employee who is a tax resident of Hong Kong and if your New Options will vest in whole or in part within six (6) months of the Replacement Date, you will be restricted from selling any shares acquired upon the exercise of those options until a period of six (6) months from the Replacement Date, as described in Section 19. (Section
          19)

     In addition, all New Options will be subject to a New Option agreement between you and us. If you are a resident of any non-U.S. jurisdiction, please be sure to find and read the applicable Section in this Offer to Replace regarding the laws in your country, and the terms and conditions of this offer which are applicable to you, but which may differ from certain terms described in this Offer to Replace. (Sections 6, 15 through 26)

When will I receive my New Options?

     We will cancel all validly tendered options accepted by us and grant the New Options on the first business day after the expiration of the offer. If the Offer Expiration Date of the offer is October 12, 2001, as we expect it to be, we will cancel and replace your validly tendered Old Options on October 15, 2001 which is the first business day following the Offer Expiration Date.

     As discussed above, you must continue to be an employee on the Replacement Date, which we expect to be October 15, 2001 in order to be eligible to receive any New Options. If, for any reason, you do not remain an employee of Redback or one of our subsidiaries or affiliates through the Replacement Date, we will not accept your tender of options and any Old Options you tendered will not be cancelled as a result of this offer. (Section 2)

If I tender options in the offer, will I give up eligibility to receive other option grants later?

     No, you will continue to be eligible to receive other option grants.

Will I be required to give up all my rights to the cancelled options?

     Yes. Once we have accepted options tendered by you, your options will be cancelled and you will no longer have any rights under those options. We intend to cancel all validly tendered options accepted for replacement and replace them with New Options on the first business day following the expiration of the offer. We expect the Cancellation Date (and Replacement Date) to be October 15, 2001. (Section 6)

What will the exercise price of the New Options be?

     In order to comply with certain applicable laws or to preserve the possibility of favorable tax treatment in certain jurisdictions, the exercise price per share of the New Options may vary for different employees and will be set as follows:

     o Except for Executive Officers (defined herein as those officers of Redback who are defined as "officers" for purposes of Section 16(b) of the Securities Exchange Act of 1934, as amended, and who are listed in Schedule A to this Offer to Replace), the exercise price per share of the New Options for eligible employees who are tax residents of the United States, Brazil, France, Germany, Hong Kong, Japan, Korea, the Netherlands, the People's Republic of China, Taiwan or the United Kingdom will be the lower of: (i) four dollars and seventeen cents
                              --------
          ($4.17) per share, which was the closing price of a share of Redback common stock on August 29, 2001; and (ii) 100% of the fair market value of Redback common stock on the Replacement Date, as determined by the closing price reported by the Nasdaq National Market on the Replacement Date.

     o The exercise price per share for eligible employees who are tax residents of Canada or Singapore will be 100% of the fair market value of Redback common stock on the Replacement Date, as determined by the closing price reported by the Nasdaq National Market on the Replacement Date.

     o The exercise price per share for Executive Officers will be four dollars and seventeen cents ($4.17) per share, which was the closing price of a share of Redback common stock on August 29, 2001.

     For example, if the fair market value of Redback common stock on the Replacement Date, which we expect to be October 15, 2001, is $4.00 per share, then the exercise price per share of the New Options would be:

     o For all non-Executive Officer eligible employees other than tax residents of Canada and Singapore: $4.00 per share.

     o For all non-Executive Officer eligible employees who are tax residents of Canada or Singapore: $4.00 per share.

     o    For all Executive Officers of Redback: $4.17 per share.

     Similarly, if the fair market value of Redback common stock on the Replacement Date is $4.50 per share, then the exercise price per share of the New Options would be:

     o For all non-Executive Officer eligible employees other than tax residents of Canada and Singapore: $4.17 per share.

     o For all non-Executive Officer eligible employees who are tax residents of Canada or Singapore: $4.50 per share.

     o    For all Executive Officers of Redback: $4.17 per share.

     Accordingly, we cannot predict the exercise price of the New Options for most employees. If you are subject to the tax laws of Canada or Singapore, the New Options may have a higher exercise price than some or all of your current options because the exercise price of your New Options will not be set until the Replacement Date. If you are subject to the tax laws in the United States, Brazil, France, Germany, Hong Kong, Japan, Korea, the Netherlands, the People's Republic of China, Taiwan or the United Kingdom, your New Options will be priced no higher than four dollars and seventeen cents ($4.17) per share. This still means that the exercise price of the New Options could be higher than the exercise price of certain of your tendered options, such as those options required to be tendered if you participate in the offer (that is, many of the options granted within the six (6) months prior to the Cancellation Date). For both U.S. and non-U.S. residents, we recommend that you evaluate current market quotes for our shares, among other factors, before deciding whether or not to tender your options. (Section 9)

When will the New Options vest?

     Each New Option granted will vest in accordance with a new vesting schedule, which will be identical to the vesting schedule of the Old Options, with the exception of your vesting start date. The vesting schedule for the New Options will start on August 8, 2001, the date the Board of Directors approved
                      --------------
the program. You will not receive credit for vesting accrued on the Old Options prior to the Cancellation Date. As a result, you will have to wait for a longer period before you may purchase common stock under your New Options than if you kept your Old Options.

     For example, if you tendered an Old Option granted in July 2000 which vested 25% on the first anniversary of the Old Option grant date and 1/48th (equal to 2.0833%) monthly thereafter, the New Option you receive in replacement will be completely unvested on the Replacement Date and will vest 25% on the first anniversary of August 8, 2001, and 1/48th (equal to 2.0833%) monthly thereafter, as shown in the following example:

     An option to purchase 1,000 shares of Redback common stock granted on July 14, 2000 at an exercise price of $155.00 per share which vested as to 25% of the shares subject to the option on the first anniversary of the grant date and 1/48th (equal to 2.0833%) monthly thereafter would, at the time it is tendered for cancellation under this offer, have vested as to approximately 29% of the shares, as follows:

          -    July 14, 2000: 0% of 1,000 shares subject to the option vested

          -    July 14, 2001: 25% of 1,000 vested = 250 shares vested

          - August 14, 2001: 27.0833% of 1,000 vested = 270 shares vested (250 from above, plus an additional 1/48th of the shares (equal to 2.0833%) vested for the month, which is approximately 20 shares)

          - September 14, 2001: 29.167% of 1,000 vested = 291 shares vested (270 from above, plus an additional 1/48th of the shares (equal to 2.0833%) vested for the month, which is approximately 21 shares)

     If this option was tendered and accepted for replacement, the New Option would be for 100 shares (since the exercise price per share of the Old Option was over $80.00). If the offer is not extended and the Replacement Date is October 15, 2001, as expected, the New Option would vest as follows:

          -    October 15, 2001: 0% of 100 shares subject to the option vested

          -    August 8, 2002: 25% of 100 vested = 25 shares vested

          - September 8, 2002: 27.0833% of 100 vested = 27 shares vested (25 from above, plus an additional 1/48th of the shares (equal to 2.0833%) vested for the month, which is approximately 2 shares)

          - October 8, 2002: 29.167% of 100 vested = 29 shares vested (27 from above, plus an additional 1/48th of the shares (equal to 2.0833%) vested for the month, which is approximately 2 shares)

          - Vesting would continue in this pattern until 100% vested on August 8, 2005 (Section 9)

     However, regardless of the vesting schedule of the Old Option, if you are a tax resident of Hong Kong, you may not sell your shares for a period of six (6) months from the Replacement Date. Further, if you are a tax resident of Brazil, you will have to exercise using a full or partial cashless exercise method. If you are a tax resident of either the Netherlands or the People's Republic of China you will have to exercise using a cashless exercise method, whereby the options are exercised without remitting any cash and under which you will have to sell any shares you receive from the exercise of the New Option on the same day that you exercise. Please be sure to see Sections 15, 19, 22 and 23 for more details.

Will I have to wait longer to purchase common stock under my New Options than I would under the options I tender for replacement?

     Yes. You will lose the benefits of any vesting of the Old Options that you tender in the offer, and each New Option will then vest commencing on August 8, 2001 in accordance with the vesting schedule for that option. Accordingly, you generally will not be able to purchase any of our common stock through the exercise of the New Options for a period of time after you receive them. (Section 9)

     What if I cease to be an employee of Redback or one of our subsidiaries or affiliates before my New Options are fully vested?

     The vesting of your New Options will be subject to the terms and conditions of the 1999 Plan and your new option agreement that you will sign upon receipt of the New Option. Generally, if you cease to be an employee of Redback or one of our subsidiaries or affiliates all unvested portions of your New Options will be cancelled and you will lose all rights with respect to them. This applies even if your Old Option would have been fully vested. As a result, you may not have the opportunity to exercise as much, or any, of your New Options as you would have been able to exercise under the Old Options, since your New Options may not be as fully vested, or may not be vested at all. For example, if you tendered an option which was fifty percent (50%) vested at the Cancellation Date, your New Option would generally be zero percent (0%) vested. In most cases, if you ceased to be a Redback employee the next week, you would be unable to exercise any of those options. You should be sure to take this into consideration when deciding whether or not to tender your options for replacement. (Section 9)

     Your right to exercise any vested portions of the New Options will expire within a limited time period after the termination of your employment, which will be set out in your option agreement.

     You are reminded that unless expressly provided in your employment agreement or by the applicable laws of a non-U.S. jurisdiction, your employment with Redback or one of our subsidiaries or affiliates, as the case may be, will remain "at will" and can be terminated by you or Redback, or one of our subsidiaries or affiliates, at any time, with or without cause or notice.

What if Redback enters into a merger or stock acquisition whereby Redback is acquired by another company?

     If Redback is acquired prior to the expiration of the offer, you may withdraw any options which you tendered for replacement and your options will be treated in accordance with the option plan under which they were granted and with your old option agreement. Further, if Redback is acquired prior to the expiration of the offer, we reserve the right to withdraw the offer, in which case your Old Options and your rights under them will remain intact for the time period set forth in your option agreement but you will receive no replacement options.

     If we are acquired after your Old Options have been accepted for replacement, cancelled and replaced with New Options, your New Options will be governed by the terms of the 1999 Plan and your new option agreement. However, if your old option agreement or another agreement with Redback provided that your Old Options were subject to a special "change of control" provision or other acceleration provision, those provisions will still apply to you and to your New Options and will be reflected in your new option agreement.

     You should be aware that if you cease to be an employee of Redback or one of our subsidiaries or affiliates as a result of an acquisition or merger, you may not have the opportunity to exercise as much of your New Options as you would have been able to exercise under the Old Options, since your New Options may not be as fully vested, or may not be vested at all. As a result, you may not receive as much, or any, benefit from your New Option as you would have received if you had retained your Old Option. Please be sure to read the description of the 1999 Plan, set forth in Section 9. (Section 9)

Are there circumstances where I would not be granted New Options?

     Yes. If, for any reason, you are no longer an employee on the Replacement Date, you will not receive any New Options because we will not accept your tender of options and any Old Options you tendered will not be cancelled as a result of the offer. You are reminded that unless expressly provided in your employment agreement or by the applicable laws of a non-U.S. jurisdiction, your employment with Redback or one of our subsidiaries or affiliates, as the case may be, will remain "at will" and can be terminated by you or Redback, or one of our subsidiaries or affiliates, at any time, with or without cause or notice. (Section 2)

     Moreover, even if we accept your tendered options, we will not grant New Options to you if we are prohibited by applicable U.S. or non-U.S. law or regulations from doing so. Such a prohibition could result from changes in SEC rules, regulations or policies, Nasdaq listing requirements or the laws or regulations of non-U.S. jurisdictions. We will use reasonable efforts to avoid any such prohibitions, but if it is applicable throughout the period after the Replacement Date, you will not be granted a New Option. We do not anticipate any such prohibitions and are referring to the possibility in an abundance of caution. (Section 13)

If I choose to tender an option which is eligible for replacement, do I have to tender all the shares in that option?

     Yes. We are not accepting partial tenders of options. However, you may tender the remaining unexercised portion of an option which you have partially exercised. In other words, you may tender one or more of your option grants, but you must tender all of the outstanding, unexercised shares subject to each grant or none of the shares for that particular grant.

     In addition, if you received more than one grant on a single day, you must treat those grants as if they were one grant; therefore, you must tender all or none of the unexercised shares subject to all the options granted on that day.

     For example and except as otherwise described below, if you hold (i) an option to purchase 1,000 shares at $10.00 per share, 700 of which you have already exercised, (ii) an option to purchase 1,000 shares at an exercise price of $20.00 per share, all 1,000 of which remain unexercised and (iii) an option to purchase 2,000 shares at an exercise price of $40.00 per share, all 2,000 of which remain unexercised; and each of the three grants was granted to you on different dates, you would be allowed to tender:
---------------

     o    none of your options,

     o    the first option grant covering the 300 remaining unexercised shares,

     o    the second option grant covering all 1,000 shares,

     o    the third option covering all 2,000 shares,

     o two of the three option grants covering all unexercised shares subject to those two grants, or

     o all three of the option grants covering all 3,300 unexercised shares (300 + 1,000 + 2,000).

     You may not tender only 150 shares (or any other partial amount) of the first option grant or less than all of the shares under the second and third option grants.

     However, if each of those grants were granted to you on the same day, you
                                                                 --------
would only be allowed to tender either:

     o none of your options, or o all three of the option grants covering all 3,300 unexercised shares (300 + 1,000 + 2,000). (Section 6)

     Also, if you participate in the offer, then all options received during the six (6) month period prior to the Cancellation Date must be tendered, even if the option has an exercise price equal to or less than six dollars and fifty cents ($6.50) per share, except: (i) options granted through the Salary for
                         ------
Stock Options Exchange Program; and (ii) options granted on or after August 1, 2001 (collectively, the "Excepted Options"). These Excepted Options may not be tendered under any circumstances. (Section 2)

Why can't Redback just grant additional options to everyone?

     Unfortunately, we currently have a large number of options outstanding that have an exercise price significantly above our recent trading prices, and so a large grant of New Options in addition to these "underwater" options would have a severe dilutive impact on our outstanding shares.

What happens to options that I choose not to tender or that are not accepted for replacement?

     Options that you choose not to tender for replacement or that we do not accept for replacement will remain outstanding until they expire by their terms and retain their current exercise price, vesting schedule and term.

     You should note that there is a risk that any eligible incentive stock options you have may be affected, even if you do not participate in the offer. We believe that eligible options that you choose not to tender for replacement will not be subject to current U.S. federal income tax if you do not elect to participate in the option replacement program. We also believe that the option replacement program will not change the U.S. federal income tax treatment of subsequent grants and exercises of your incentive stock options (and sales of shares acquired upon exercises of such options) if you do not participate in this offer to replace options. However, the IRS may characterize this offer to replace options as a "modification" of those incentive stock options, even if you decline to participate. In 1991, the IRS issued a private letter ruling in which another company's option exchange program was characterized as a "modification" of all of the incentive stock options that could be exchanged. This does not necessarily mean that our offer to replace options will be viewed the same way. The company's option exchange offer was not the same type of program as our option replacement program, and so may be treated differently. Private letter rulings given by the IRS contain the IRS's opinion regarding only the specific facts presented by a specific person or company. The person or company receiving the letter may rely on it, but no other person or company may rely on the letter ruling, nor may they assume the same opinion would apply to their situation, even if the facts at issue are similar. While such letters do not provide certainty, they may indicate how the IRS will view a similar situation. We therefore do not know if the IRS will assert the position that our offer constitutes a "modification" of incentive stock options eligible for tender. A successful assertion by the IRS of this position could extend the options' holding period to qualify for favorable tax treatment. Accordingly, to the extent you dispose of your incentive stock option shares prior to the lapse of the new extended holding period, your incentive stock option could be taxed similarly to a nonstatutory stock option. (Section 14)

Will I have to pay taxes if I replace my options through the offer?

     If you replace your current options with New Options, you should not be required under current law to recognize income solely as a result of such replacement for U.S. federal income tax purposes at the time of the replacement. Further, we believe that you will not be subject to additional tax solely by virtue of your participation in the offer and your tender of eligible options for replacement with New Options. However, the tax legislation in most of the countries outside of the United States does not specifically address the tax consequences of the tender of eligible options for replacement with New Options. Consequently, although it appears that you will not be subject to any additional tax liability if you participate in the offer, we cannot be certain of this result.

     For all employees, we recommend that you consult with your own tax advisor to determine the tax consequences and any social insurance consequences of the offer that pertain to you under the laws of the country in which you live and work. You should be certain to consult your own advisors. In addition, you should read the Section entitled "Certain Risks of Participating in the Offer" as well as Sections 14 through 26 of the Offer to Replace for a discussion of tax consequences which may apply to you as a result of participation in this offer. If you are subject to the tax laws in more than one country, you should be aware that there may be other tax and social insurance consequences which may apply to you. (Sections 14 through 26)

If my current options are incentive stock options, will my New Options be incentive stock options?

     No, your New Options will be granted as nonstatutory stock options, not incentive stock options under United States tax law. The New Options will not be eligible for the favorable tax treatment applicable to incentive stock options under U.S. tax law and you should consult with your personal tax advisor regarding any effect that this may have with respect to your tax situation. (Section 6)

When will my New Options expire?

     Your New Options will expire five (5) years from the date of grant, or earlier upon certain events, such as the termination of your employment with Redback. (Section 9)

When does the offer expire? Can the offer be extended, and if so, how will I be notified if it is extended?

     The offer expires on October 12, 2001, at 9:00 p.m., Pacific Time, unless it is extended by us. We may, at any time and in our sole discretion, extend the offer beyond the currently scheduled Offer Expiration Date, but we cannot assure you that the offer will be extended or, if extended, for how long. If the offer is extended, we will make a public announcement of the extension promptly on the next business day following the previously scheduled expiration of the offer period. (Section 2)

How do I tender my options?

     If you decide to tender your options, you must deliver, before 9:00 p.m., Pacific Time, on October 12, 2001 (or such later date and time as we may extend the expiration of the offer), a properly completed and executed Election Form and any other documents required by the Election Form via facsimile (fax:
408-571-5175) or hand delivery to Stock Administration (Attention Cindi Fisse or Kim Gonsalves) at Redback Networks Inc., 250 Holger Way, San Jose, CA 95134. This is a one-time offer, and we will strictly enforce the tender offer period. We reserve the right to reject any or all tenders of options that we determine are not in appropriate form or that we determine are unlawful to accept. Subject to our rights to extend, terminate and amend the offer, we presently expect that we will accept all properly tendered options promptly after the expiration of the offer. (Section 4)

     The delivery of all documents, including Election Forms, any Notices to Withdraw from the Offer and any other required documents, is at your risk, and the delivery will be deemed made only when actually received by Redback. We intend to confirm the receipt of your Election Form within two (2) business days. If you have not received such a confirmation of receipt, it is your responsibility to ensure that your Election Form or Notice to Withdraw from the Offer has been received by us.

During what period of time may I withdraw previously tendered options?

     You may withdraw your tendered options at any time before the offer expires at 9:00 p.m., Pacific Time, on October 12, 2001. If we extend the offer beyond that time, you may withdraw your tendered options at any time until the extended expiration of the offer. In addition, although we currently intend to accept validly tendered options promptly after the expiration of this offer, if we have not accepted your tendered options by 9:00 p.m., Pacific Time, on November 1, 2001, you may withdraw your tendered options at any time after November 1, 2001. To withdraw tendered options, you must deliver to us via facsimile (fax:
408-571-5175) or hand delivery to Stock Administration a signed Notice to Withdraw from the Offer, with the required information while you still have the right to withdraw the tendered options. Once you have withdrawn options, you may re-tender options only by again following the delivery procedures described above prior to the Offer Expiration Date. (Section 5)

     The delivery of all documents, including, any Notices to Withdraw from the Offer is at your risk, and the delivery will be deemed made only when actually received by Redback. We intend to confirm the receipt of your Notice to Withdraw from the Offer within two (2) business days. If you have not received such a confirmation of receipt, it is your responsibility to ensure that your Notice to Withdraw from the Offer has been received by us.

     Please note that if you submit a Notice to Withdraw from the Offer, you will no longer participate in the offer. If you do not wish to withdraw all your tendered options from the offer, you should not submit a Notice to Withdraw from
                                            ---
the Offer. If you wish to change your mind about which options to tender, you must submit a new Election Form. Please read the following question and answer regarding a change in election.

Can I change my election regarding particular tendered options?

     Yes, you may change your election regarding particular tendered options at any time before the offer expires at 9:00 p.m., Pacific Time, on October 12, 2001. If we extend the offer beyond that time, you may change your election regarding particular tendered options at any time until the extended expiration of the offer. In order to change your election, you must deliver to us a new Election Form via facsimile (fax: 408-571-5175) or hand delivery to Stock Administration, which includes the information regarding your new election, and is signed and clearly dated after your original Election Form. Once we receive a new Election Form submitted by you, your previously submitted Election Form will be disregarded. (Section 5)

What does Redback and the Board of Directors think of the offer?

     Although our Board of Directors has approved the making of the offer, neither we nor our Board of Directors makes any recommendation as to whether you should tender or not tender your options. You must make your own decision whether or not to tender options. For questions regarding tax implications or other investment-related questions, you should talk to your own legal counsel, accountant and/or financial advisor.

Whom can you talk to if you have questions about the offer?

For additional information or assistance, you should contact:

         Cindi Fisse or Kim Gonsalves
         Stock Administration
         Redback Networks Inc.
         250 Holger Way
         San Jose, CA 95134
         408-571-5026  (Cindi Fisse)
         408-571-5113  (Kim Gonsalves)
         stock@redback.com

                                  CERTAIN RISKS
                          OF PARTICIPATING IN THE OFFER

     Participation in the offer involves a number of potential risks, including those described below. This list and the risk factors under the heading entitled "Risk Factors" in Redback's annual report on Form 10-K for the fiscal year ended December 31, 2000 filed with the Securities and Exchange Commission (the "SEC") April 2, 2001, and in Redback's quarterly report on Form 10-Q for the quarter ended June 30, 2001 filed with the SEC on August 14, 2001 highlight the material risks of participating in this offer. Eligible participants should carefully consider these risks and are encouraged to speak with an investment and tax advisor as necessary before deciding to participate in the offer. In addition, we strongly urge you to read Sections 14 through 26 in this Offer to Replace discussing tax consequences in various countries, as well as the rest of this Offer to Replace, the Election Form and the Notice to Withdraw from the Offer for a more in-depth discussion of the risks which may apply to you before deciding to participate in the replacement offer.

                                 ECONOMIC RISKS
                                 --------------

- If you are a tax resident of Canada or Singapore, some or all of your cancelled options might have been worth more than your New Options, if our stock price increases.

     Since the per share exercise price of the New Options for employees who are tax residents of Canada or Singapore will be equal to the fair market value of Redback's common stock on the Replacement Date, the exercise price of the New Options might be equal to or higher than the exercise price of the Old Options which were tendered for replacement and cancelled. For example, if you cancel options with a $7.00 exercise price, and Redback's stock appreciates to $7.50 per share when the replacement grants are made, your New Option will have a higher exercise price than the cancelled option.

- If you are a tax resident of the United States, Brazil, France, Germany, Hong Kong, Japan, Korea, the Netherlands, the People's Republic of China, Taiwan or the United Kingdom, or if you are an Executive Officer of Redback, some, but not all, of your cancelled options might have been worth more than your New Options, if our stock price increases.

     Since the per share exercise price of the New Options for employees who are tax residents of the United States, Brazil, France, Germany, Hong Kong, Japan, Korea, the Netherlands, the People's Republic of China, Taiwan or the United Kingdom cannot be higher than four dollars and seventeen cents ($4.17) per share and the exercise price for Executive Officers of Redback has been determined to be four dollars and seventeen cents ($4.17) per share, most of your New Options will have a lower exercise price than your Old Options. This is because options eligible to be tendered must have an exercise price of more than six dollars and fifty cents ($6.50) per share. However, if you participate in the offer at all, you will be required to tender options granted to you within the six (6) months prior to the Cancellation Date even if those options have an exercise price equal to or less than six dollars and fifty cents ($6.50) per share (however, you will not be required, nor may you elect, to tender options granted through the Salary for Stock Options Exchange Program or options granted on or after August 1, 2001). If the options you are required to tender have exercise prices of less than four dollars and seventeen cents ($4.17) per share, your New Option may have a higher exercise price than those options you were required to tender.

- If your employment terminates after the grant of the New Option, you might receive less benefit from your New Option than you would have received had you kept your Old Options.

     The vesting schedule of your New Options will re-start beginning on August 8, 2001. If your employment terminates for any reason or no reason after the New Options have been granted, you may not have the opportunity to exercise as many of your New Option shares as you would have been able to exercise under the Old Options, to the extent that your New Options are not vested. As a result, you may not receive as much, or any, benefit from your New Option as you would have received if you had retained your Old Option.

                      TAX-RELATED RISKS FOR U.S. RESIDENTS
                      ------------------------------------

- Your New Option will be a nonstatutory stock option, whereas your cancelled option may have been an incentive stock option.

     Even if your cancelled option was an incentive stock option, your New Option will be a nonstatutory stock option. In general, nonstatutory stock options are less favorable to you from a tax perspective. For more detailed information, please read the rest of the Offer to Replace, and see the tax disclosure set forth in the prospectus for the 1999 Plan, which is attached as Exhibit (a)(8) to the Schedule TO filed with the SEC in connection with this Offer to Replace.

- Even if you elect not to participate in the option replacement program, your eligible incentive stock options may be affected.

     We believe that you will not be subject to current U.S. federal income tax if you do not elect to participate in the option replacement program. We also believe that the option replacement program will not change the U.S. federal income tax treatment of subsequent grants and exercises of your eligible incentive stock options (and sales of shares acquired upon exercises of such options) if you do not participate in this offer to replace options. However, the IRS may characterize this offer to exchange options as a "modification" of those incentive stock options, even if you decline to participate. In 1991, the IRS issued a private letter ruling in which another company's option exchange program was characterized as a "modification" of all of the incentive stock options that could be exchanged. This does not necessarily mean that our offer to replace options will be viewed the same way. The company's option exchange offer was not the same type of program as our option replacement program, and so may be treated differently. Private letter rulings given by the IRS contain the IRS's opinion regarding only the specific facts presented by a specific person or company. The person or company receiving the letter may rely on it, but no other person or company may rely on the letter ruling, nor may they assume the same opinion would apply to their situation, even if the facts at issue are similar. While such letters do not provide certainty, they may indicate how the IRS will view a similar situation. We therefore do not know if the IRS will assert the position that our offer constitutes a "modification" of incentive stock options eligible for tender. A successful assertion by the IRS of this position could extend the options' holding period to qualify for favorable tax treatment. Accordingly, to the extent you dispose of your incentive stock option shares prior to the lapse of the new extended holding period, your incentive stock option could be taxed similarly to a nonstatutory stock option.

                    TAX-RELATED RISKS FOR ELIGIBLE EMPLOYEES
                    ----------------------------------------
                          OUTSIDE OF THE UNITED STATES
                          ----------------------------

     We believe that you will not be subject to additional tax solely by virtue of your participation in the offer and your tender of eligible options for replacement with New Options. However, the tax legislation in most of the countries outside of the United States does not specifically address the tax consequences of the tender of eligible options for replacement with New Options. Consequently, although it appears that you will not be subject to any additional tax liability if you participate in the offer, we cannot be certain of this result. It is possible that you may be subject to tax on the value of the New Options upon grant or on some other basis or that you may lose the ability to claim preferential tax treatment in connection with your New Options. We therefore strongly recommend that you consult with your tax advisor as to the tax consequences of participating in the offer. Please also be sure to read the disclosure applicable to the country in which you live and work, found in Sections 15 through 26 of this Offer to Replace.

     If you are eligible for this replacement because you are an employee living or working in the United States, Brazil, the Canadian provinces of British Columbia or Ontario, France, Germany, Hong Kong, Japan, Korea, the Netherlands, the People's Republic of China, Singapore, Taiwan or the United Kingdom, but are also subject to the tax laws in another country, you should be aware that there may be other tax and social insurance consequences which may apply to you. You should be certain to consult your own tax advisors to discuss these consequences.

                ADDITIONAL CONSIDERATIONS FOR RESIDENTS IN BRAZIL
                -------------------------------------------------

     Due to Brazilian exchange control regulations, any New Options that may be granted to you will be modified as follows: You must use the full or partial cashless exercise method to exercise your New Options whereby you exercise your options without remitting any cash. Please see Section 15 for further details.

         ADDITIONAL TAX AND OTHER CONSIDERATIONS FOR RESIDENTS IN CANADA
         ---------------------------------------------------------------

     In order to preserve the possibility of favorable tax treatment for your New Options, the exercise price of your New Options will be 100% of the fair market value of Redback common stock on the Replacement Date, as determined by the closing price reported by the Nasdaq National Market on the Replacement Date. As mentioned above, this means that the exercise price of your New Options might be equal to or higher than the exercise price of your Old Options which were tendered for replacement and cancelled.

     Any New Options granted to you will be conditional on obtaining necessary securities regulatory approvals or exemptions from the applicable securities regulatory authorities.

     Please see Section 16 for further details.

              ADDITIONAL CONSIDERATIONS FOR RESIDENTS IN HONG KONG
              ----------------------------------------------------

     If the New Options granted to you under the terms of this offer will vest in whole or in part within six (6) months of the Replacement Date, you will be restricted from selling any shares acquired upon the exercise of those options until a period of six (6) months from the Replacement Date. Please see Section 19 for further details.

       ADDITIONAL TAX CONSIDERATIONS FOR THE RESIDENTS IN THE NETHERLANDS
       ------------------------------------------------------------------

     In order to defer the taxation of your New Options until the time of exercise, the grant of the New Options will be conditioned on your execution of an agreement to limit your method of exercise to a mandatory cashless exercise (same day sale). Please see Section 22 for further details.

                    ADDITIONAL CONSIDERATIONS FOR RESIDENTS
                    ---------------------------------------
                        IN THE PEOPLE'S REPUBLIC OF CHINA
                        ---------------------------------

     Due to exchange control and securities law restrictions in China, any New Options granted to you will be modified as follows: You will only be able to exercise the New Options using the full cashless exercise method whereby the options are exercised without remitting any cash. You will not be entitled to receive and hold shares of our stock when you exercise your New Options. Please see Section 23 for further details.

            ADDITIONAL TAX CONSIDERATIONS FOR RESIDENTS IN SINGAPORE
            --------------------------------------------------------

     In order to increase the portion of your New Options which may qualify for favorable tax treatment under the Company Stock Option Scheme and/or Qualified Employee Stock Option Plan Scheme, as described in Section 24, the exercise price of your New Options will be 100% of the fair market value of Redback common stock on the Replacement Date, as determined by the closing price reported by the Nasdaq National Market on the Replacement Date. As mentioned above, this means that the exercise price of your New Options might be equal to or higher than the exercise price of your Old Options which were tendered for replacement and cancelled. Please see Section 24 for further details.

        ADDITIONAL TAX CONSIDERATIONS FOR RESIDENTS IN THE UNITED KINGDOM
        -----------------------------------------------------------------

     If you were granted options before 6 April 1999, you will not be subject to National Insurance Contributions ("NICs") on the option spread upon at exercise of such Old Options. However, any New Options that you receive pursuant to the offer will be subject to NICs. In addition, if you tender your eligible options for replacement with New Options, you will be required to agree to enter into a joint election (once the form of election is approved by the Inland Revenue) which will provide that you will pay the employer's portion of the NIC liability arising on the exercise of any New Options granted to you. The amount of the employer's liability is currently 11.9% of the option spread at exercise; it is our understanding that you will be entitled to deduct the employer's portion of the NIC payments that you make for the purposes of calculating the amount of the gain subject to income tax on the exercise of the New Options.

                             BUSINESS-RELATED RISKS
                             ----------------------

     For a description of risks related to Redback's business, please see
Section 30 of this Offer to Replace.

                                  INTRODUCTION

     Redback Networks Inc. ("Redback" or the "Company," also referred to with the terms "we" or "us") is offering to replace certain outstanding options to purchase shares of Redback common stock held by eligible employees with new options (the "New Options") we will grant under the Redback Networks Inc. 1999 Stock Incentive Plan, as amended through May 16, 2001 (the "1999 Plan"). All outstanding options that were granted before August 1, 2001 and which have an exercise price greater than six dollars and fifty cents ($6.50) per share (the "Old Options") are eligible to be replaced. An "eligible employee" refers to employees of Redback or its subsidiaries who (i) were and continue to be employees as of August 1, 2001 through the date the tendered options are cancelled and replaced; and (ii) live or work in the United States, Brazil, the Canadian provinces of British Columbia or Ontario, France, Germany, Hong Kong, Japan, Korea, the Netherlands, the People's Republic of China, Singapore, Taiwan or the United Kingdom. However, members of our Board of Directors are not
                                                                      ---
eligible to participate in the replacement offer. We are making the offer upon the terms and conditions described in (i) this Offer to Replace; (ii) the Election Form; and (iii) the Notice to Withdraw from the Offer (which together, as they may be amended from time to time, constitute the "Voluntary Stock Option Replacement Program," also referred to as the "offer" or "program").

     The number of shares subject to the New Options to be granted to each eligible participating employee will be determined according to the exercise price of the Old Options tendered. Subject to any adjustments for stock splits, stock dividends and similar events (and rounded down to the nearest whole number), the replacement ratios will be as follows: (i) an Old Option to purchase stock with an exercise price of $40.00 per share or less will be replaced with a New Option for the same number of shares; (ii) an Old Option to purchase stock with an exercise price between $40.01 per share and $80.00 per share will be replaced with a New Option covering one (1) share for every five
(5) shares covered by the Old Option; and (iii) an Old Option to purchase stock with an exercise price above $80.00 per share will be replaced with a New Option covering one (1) share for every ten (10) shares covered by the Old Option. Only shares with an exercise price of more than six dollars and fifty cents ($6.50) per share and which were granted before August 1, 2001 are eligible for replacement.

     Unless stated otherwise, all monetary denominations referred to in this offer are United States dollars.

     Subject to the terms and conditions of this offer, we will grant the New Options on the same business day on which we cancel the options accepted for replacement. All tendered options accepted by us through the offer will be cancelled and replaced promptly after the offer ends. The offer is currently scheduled to expire at 9:00 p.m. Pacific Time on October 12, 2001 (the "Offer Expiration Date") and we will cancel and replace validly tendered options on the first business day following the Offer Expiration Date, which we expect to be October 15, 2001 (both the "Cancellation Date" and the "Replacement Date").

     If you tender any option grant for replacement, you will be required to also tender all option grants that you received during the six (6) month period prior to the Cancellation Date, even if those option grants have an exercise price equal to or less than six dollars and fifty cents ($6.50) per share, except: (i) options granted through the Salary for Stock Options Exchange
------
Program; and (ii) options granted on or after August 1, 2001. Please note that these exceptions represent a change from the terms we thought we would implement and which we described to you in the memorandum from Pierre Lamond dated August 13, 2001.

     Since we currently expect to cancel all tendered options on October 15, 2001, this means that if you participate in the offer, you will be required to tender all options granted to you since April 15, 2001, unless the options fall into one of the exceptions mentioned. If the options fall into one of the exceptions, they may not be --- tendered in this offer.

     We will not accept partial tenders of options. If you tender any eligible option, you must tender the entire unexercised portion of that option. In addition, if you tender any option granted to you on a particular date, you will be required to tender any other options granted to you on that same day, subject to the same exceptions as described above.

     The offer is not conditioned on a minimum number of options being tendered. Participation in the offer is completely voluntary. The offer is subject to conditions that we describe in Section 7 of this Offer to Replace.

     If you tender options for replacement as described in the offer, and we accept your tendered options, then, subject to the terms of this offer, we will grant you New Options under the 1999 Plan. All New Options granted pursuant to this offer will have a maximum term of five (5) years and will be nonstatutory stock options, even if the Old Options had longer terms or were incentive stock options. If you are a tax resident of a non-U.S. jurisdiction, certain other terms and conditions may apply to your New Option in order to comply with the laws in that country or in order to preserve the possibility of favorable tax treatment. For example:

     o If you are an employee who is a tax resident of the United Kingdom, your New Option will be subject to the execution of a joint election between you and Redback, as described in Section 26.

     o Due to exchange control restrictions currently in place, if you are an employee who is a tax resident of Brazil, Redback will at this time require that you exercise your options by using only a full or partial cashless exercise method, whereby you exercise your options without remitting any cash, as described in Section 15.

     o If you are an employee who is a tax resident of the Netherlands or the People's Republic of China, your options may be exercised only by using a cashless exercise method, whereby the options are exercised without remitting any cash and under which you will effect a same-day exercise of the option and sale of the shares, as described in Sections 22 and 23.

     o If you are an employee who is a tax resident of Hong Kong and if your New Options will vest in whole or in part within six (6) months of the Replacement Date, you will be restricted from selling any shares acquired upon the exercise of those options until a period of six (6) months from the Replacement Date, as described in Section 19.

     In order to comply with certain applicable laws or to preserve the possibility of favorable tax treatment in certain jurisdictions, the exercise price per share of the New Options may vary for different employees and will be set as follows:

     o Except for "Executive Officers" (those officers of Redback who are defined as "officers" for purposes of Section 16(b) of the Securities Exchange Act of 1934, as amended) of Redback, the exercise price per share of the New Options for eligible employees who are tax residents of the United States, Brazil, France, Germany, Hong Kong, Japan, Korea, the Netherlands, the People's Republic of China, Taiwan or the United Kingdom will be the lower of: (i) four dollars and seventeen
                                     --------
          cents ($4.17) per share, which was the closing price of a share of Redback common stock on August 29, 2001; and (ii) 100% of the fair market value of Redback common stock on the Replacement Date, as determined by the closing price reported by the Nasdaq National Market on the Replacement Date.

     o The exercise price per share for eligible employees who are tax residents of Canada or Singapore will be 100% of the fair market value of Redback common stock on the Replacement Date, as determined by the closing price reported by the Nasdaq National Market on the Replacement Date.

     o The exercise price per share for Executive Officers will be four dollars and seventeen cents ($4.17) per share, which was the closing price of a share of Redback common stock on August 29, 2001.

     Please note that the exercise prices for the New Options represent a change from the terms we thought we would implement and which we described to you in the memorandum from Pierre Lamond dated August 13, 2001 and in our 10-Q filed with the SEC on August 14, 2001.

     Each New Option granted will vest in accordance with a new vesting schedule, which will be identical to the vesting schedule of the Old Options, except for the vesting start date. The vesting schedule for all New Options will start on August 8, 2001, the date the Board of Directors approved the program.
         --------------
You will not receive credit for vesting accrued on the Old Options prior to the Cancellation Date. As a result, you will have to wait for a longer period before you may purchase common stock under your New Options than if you kept your Old Options. For example, if you tendered an Old Option granted in July 2000 which vested 25% on the anniversary of the Old Option grant date and 1/48th (equal to 2.0833%) monthly thereafter, the New Option you receive in replacement will be completely unvested on the Replacement Date and will vest 25% on the first anniversary of August 8, 2001 and 1/48th (equal to 2.0833%) monthly thereafter.

     As of August 17, 2001, options to purchase 31,635,548 of our shares were issued and outstanding, of which options to purchase approximately 29,287,161 of our shares, constituting approximately 93%, were held by employees eligible to participate in the offer.

                                    THE OFFER

     1.  Eligibility.
         ------------

     Employees are "eligible employees" if they are employees of Redback or one of Redback's subsidiaries who (i) were employees as of August 1, 2001 and continue to be employees through the Replacement Date; and (ii) live or work in the United States, Brazil, the Canadian provinces of British Columbia or Ontario, France, Germany, Hong Kong, Japan, Korea, the Netherlands, the People's Republic of China, Singapore, Taiwan or the United Kingdom. Members of our Board of Directors are not eligible to participate in the replacement offer.
                 ---

     In order to receive a New Option, you must remain an employee as of the Replacement Date. If, for any reason, you do not remain an employee of Redback or one of our subsidiaries or affiliates through the Replacement Date, we will not accept your tender of options and any Old Options you tendered will not be cancelled as a result of this offer. Your rights to the Old Options will remain intact for the time period set forth in your option agreement and will continue to be governed in accordance with the terms and conditions of the plan under which they were granted and the related option agreement. You are reminded that unless expressly provided in your employment agreement or by the applicable laws of a non-U.S. jurisdiction, your employment with Redback or one of our subsidiaries or affiliates, as the case may be, remains "at will" and can be terminated by you or Redback, or one of our subsidiaries or affiliates, at any time, for any reason.

     If Redback does not extend the offer beyond the currently scheduled Offer Expiration Date, the options tendered accepted for cancellation will be cancelled on October 15, 2001 and the New Options will be granted on the same day.

     All outstanding, unexercised options to purchase shares of Redback common stock that (i) have an exercise price greater than six dollars and fifty cents ($6.50) per share; (ii) were granted prior to August 1, 2001; and (iii) which are held by eligible employees may be tendered for replacement. Options to purchase common stock of Redback that have an exercise price at or below six dollars and fifty cents ($6.50) per share or which were granted on or after August 1, 2001 are not eligible to participate in the offer.
                   ---

     2.  Number of options; Expiration Date.
         -----------------------------------

     Subject to the terms and conditions of the offer, we will replace outstanding, unexercised options to purchase shares of Redback common stock that are properly tendered in accordance with Section 4 of this Offer to Replace and not validly withdrawn before the Offer Expiration Date in accordance with
Section 5 of this Offer to Replace that (i) have an exercise price greater than
                                                                   ------------
six dollars and fifty cents ($6.50) per share; (ii) were granted prior to August
                                                                 -----
1, 2001; and (iii) are held by eligible employees. Options to purchase common stock of Redback that have an exercise price at or below six dollars and fifty cents ($6.50) per share or which were granted on or after August 1, 2001 are not
                                                                             ---
eligible for replacement in the offer.

     We will not accept partial tenders of options for any portion of the unexercised shares subject to an individual option grant. Therefore, you may tender only options for all or none of the outstanding, unexercised shares subject to each of your eligible options.

     In addition, if you participate in the offer, then all options received during the six (6) month period prior to the Cancellation Date must be tendered,
                                                               ----
even if the option has an exercise price equal to or less than six dollars and fifty cents ($6.50) per share. However, the following options are excluded from this requirement and may not be tendered: (i) options granted through the Salary
                         ---
for Stock Options Exchange Program; and (ii) options granted on or after August 1, 2001 (together, these constitute the "Excepted Options"). Please note that these exceptions represent a change from the terms we thought we would implement and which we described to you in the memorandum from Pierre Lamond dated August 13, 2001.

     We currently expect to cancel all tendered options on October 15, 2001, which means that if you participate in the offer, you will be required to tender all options granted to you since April 15, 2001, unless they are Excepted Options.

     If you tender any option granted to you on a particular date, you will also be required to tender any other options granted to you on that same day, except that you will not be required, and you may not elect, to tender any Excepted Options.

     If your options are properly tendered and accepted for replacement, the options will be cancelled and, subject to the terms of this offer, you will be entitled to receive one or more New Options to purchase shares of common stock. The number of shares subject to the New Options to be granted to each eligible participating employee will be determined according to the exercise price of the Old Options tendered. All monetary denominations referred to in this offer are U.S. dollars unless stated otherwise. Subject to the terms of this offer and subject to any adjustments for stock splits, stock dividends and similar events (and rounded down to the nearest whole share), the replacement ratios will be as follows:

--------------------------------------------------------------------------------
Exercise Price per share   Number of Shares Subject    Number of Shares Subject
of Old Option              to Old Option               to New Option
--------------------------------------------------------------------------------
$40.00 or less             One (1)                     One (1)
--------------------------------------------------------------------------------
$40.01 - $80.00            Five (5)                    One (1)
--------------------------------------------------------------------------------
Above $80.00               Ten (10)                    One (1)
--------------------------------------------------------------------------------

     New Options will be granted under our 1999 Plan and will be subject to the terms and conditions thereof, unless prevented by law or applicable regulations. All New Options will be nonstatutory stock options and will have a maximum term of five (5) years, subject to earlier expiration upon certain events, such as termination of employment. In addition, all New Options will be subject to a new option agreement between you and us.

     If you are a tax resident of a non-U.S. jurisdiction, certain other terms and conditions may apply to your New Option in order to comply with the laws in that country or in order to preserve the possibility of favorable tax treatment. For example:

     o If you are an employee who is a tax resident of the United Kingdom, your New Option will be subject to the execution of a joint election between you and Redback, as described in Section 26.

     o Due to exchange control restrictions currently in place, if you are an employee who is a tax resident of Brazil, Redback will at this time require that you exercise your options by using only a full or partial cashless exercise method, whereby you exercise your options without remitting any cash, as described in Section 15.

     o If you are an employee who is a tax resident of the Netherlands or the People's Republic of China, your options may be exercised only by
                                                                    ----
          using a cashless exercise method, whereby the options are exercised without remitting any cash and under which you will effect a same-day exercise of the option and sale of the shares, as described in Sections 22 and 23.

     o If you are an employee who is a tax resident of Hong Kong and if your New Options will vest in whole or in part within six (6) months of the Replacement Date, you will be restricted from selling any shares acquired upon the exercise of those options until a period of six (6) months from the Replacement Date, as described in Section 19.

     If, for any reason, you do not remain an employee of Redback or one of our subsidiaries or affiliates through the Replacement Date, we will not accept your tender of options and any Old Options you tendered will not be cancelled as a result of this offer.

     The term "Offer Expiration Date" means 9:00 p.m., Pacific Time, on October 12, 2001, unless and until we, in our sole discretion, have extended the period of time during which the offer will remain open, in which event the term "Offer Expiration Date" will refer to the latest time and date at which the offer, as so extended, expires. See Section 27 of this Offer to Replace for a description of our rights to extend, delay, terminate and amend the offer.

     We will publish a notice or otherwise inform you in writing if we decide to take any of the following actions:

     o we increase or decrease the amount of consideration offered for the options,

     o we decrease the number of options eligible to be tendered in the offer,

     o we increase the number of options eligible to be tendered in the offer by an amount that exceeds 2% of the shares issuable upon exercise of the options that are subject to the offer immediately prior to the increase.

     If the offer is scheduled to expire at any time earlier than the tenth
(10th) business day from, and including, the date that notice of the increase or decrease is first published, sent or given in the manner specified in Section 27 of this Offer to Replace, we will extend the offer beyond the currently scheduled Offer Expiration Date so that the offer is open at least ten
(10) business days following the publication, sending or giving of notice.

     We will also notify you of any other material change in the information contained in this Offer to Replace.

     For purposes of the offer, a "business day" means any day other than a Saturday, Sunday or federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, Eastern Time.

     3.  Purpose of the offer.
         --------------------

     We issued the options outstanding to:

     o provide our eligible employees with additional incentive and to promote the success of our business, and

     o    encourage our eligible employees to continue their employment with us.

     One of the keys to our continued growth and success is the retention of our most valuable asset, our employees. The offer provides an opportunity for us to offer our eligible employees a valuable incentive to stay with Redback. Some of our outstanding options, whether or not they are currently exercisable, have exercise prices that are significantly higher than the current market price of our shares. We believe these options are unlikely to be exercised in the foreseeable future. By making this offer to replace outstanding options with New Options that will generally have an exercise price at or below the market value of the shares of our common stock on the grant date, we intend to provide our eligible employees with the benefit of owning options that over time may have a greater potential to increase in value, create better performance incentives for employees and thereby maximize stockholder value.

     Neither we nor our Board of Directors makes any recommendation as to whether you should tender or not tender your options, nor have we authorized any person to make any such recommendation. You are urged to evaluate carefully all of the information in this Offer to Replace and to consult your own investment and tax advisors. You must make your own decision whether or not to tender your options for replacement.

     4.  Procedures for tendering options.
         --------------------------------

     Proper Tender of Options.
     ------------------------

     To validly tender your options through the offer, you must, in accordance with the terms of offer and in compliance with the Instructions to the Election Form, properly complete, execute and deliver the Election Form, along with any other required documents, to us via facsimile (fax: 408-571-5175) or hand delivery to Stock Administration (Attention Cindi Fisse or Kim Gonsalves) at Redback Networks Inc., 250 Holger Way, San Jose, CA 95134 (telephone:

408-571-5000). Stock Administration must receive all of the required documents before the Offer Expiration Date. The Offer Expiration Date is 9:00 PM Pacific Time on October 12, 2001, unless the offer is extended. The Election Form must be signed and dated and you must check the box next to each option you elect to tender for replacement. In addition, the Election Form must specify:

     o    the name of the option holder who tendered the options,

     o    the grant date of all options to be tendered,

     o the total number of unexercised option shares subject to each option to be tendered,

     o    the exercise price of all options to be tendered,

     o    the vesting start date of all options to be tendered, and

     o    the vesting schedule of each option to be tendered.

     For your convenience, we will supply to you a personalized Election Form listing all of your eligible options and some of the other information required to be included in your Election Form. You may, but you do not have to, use this form to indicate your participation in the offer. If you prefer, you may use the blank Election Form, attached as Exhibit (a)(3) to this Schedule TO. In either case, you are responsible for making sure that all information submitted is accurate.

     The delivery of all documents, including Election Forms, any Notices to Withdraw from the Offer and any other required documents, is at your risk, and the delivery will be deemed made only when actually received by Redback. We intend to confirm the receipt of your Election Form within two (2) business days. If you have not received such a confirmation of receipt, it is your responsibility to ensure that your Election Form has been received by us. This receipt does not constitute acceptance of the options for exchange, but is merely an acknowledgement that your Election Form was received by us.

     Determination of Validity; Rejection of Options; Waiver of Defects; No
     ----------------------------------------------------------------------
Obligation to Give Notice of Defects.
-------------------------------------

     We will resolve, in our sole discretion, all questions as to the form of documents and the validity, form, eligibility, including time of receipt, and acceptance of any tender of options. Our determination of these matters will be final and binding on all parties. We reserve the right to reject any or all tenders of options that we determine are not in appropriate form, that we determine are unlawful to accept or upon the occurrence of any event listed in
Section 7 of this Offer to Replace. Otherwise, subject to the terms and conditions of this offer, we will accept properly and timely tendered options that are not validly withdrawn. We also reserve the right to waive any of the conditions of the offer or any defect or irregularity in any tender of any particular options or for any particular option holder. No tender of options will be deemed to have been properly made until all defects or irregularities have been cured by the tendering option holder or waived by us. Neither we nor any other person is obligated to give notice of any defects or irregularities in tenders, nor will anyone incur any liability for failure to give any notice. This is a one-time offer, and we will strictly enforce the offer period, subject only to an extension which we may grant in our sole discretion.

     Our Acceptance Constitutes an Agreement.
     ---------------------------------------

     Your tender of options pursuant to the procedures described above constitutes your acceptance of the terms and conditions of the offer, subject to your right to withdraw from the offer prior to the Offer Expiration Date. Our acceptance for replacement of your options tendered by you through the offer will constitute a binding agreement between us and you upon the terms and subject to the conditions of the offer.

     This agreement will survive your death or incapacity and all of your obligations pursuant to this offer will be binding upon your heirs, personal representatives, successors and assigns.

     Subject to our rights to extend, terminate and amend the offer, discussed in Section 27 of this Offer to Replace, we currently expect that we will accept and cancel promptly after the expiration of the offer all properly tendered options that have not been validly withdrawn and will grant replacement options on the same day that we cancel the tendered options.

     5.  Withdrawal Rights and Change of Election.
         -----------------------------------------

     You may only withdraw your tendered options or change your election in accordance with the provisions of this Section.

     You may withdraw your tendered options at any time before 9:00 p.m., Pacific Time, on October 12, 2001. If we extend the offer beyond that time, you may withdraw your tendered options at any time until the extended expiration of the offer. In addition, if we have not accepted your tendered options for replacement by 9:00 p.m., Pacific Time, on November 1, 2001, you may withdraw your tendered options at any time after November 1, 2001.

     To validly withdraw tendered options, you must deliver to Cindi Fisse or Kim Gonsalves in Stock Administration via facsimile (fax: 408-571-5175) or hand delivery at Redback Networks Inc., Stock Administration, 250 Holger Way, San Jose, CA 95134 (telephone: 408-571-5000), in accordance with the procedures listed in Section 4 above, a signed and dated Notice to Withdraw from the Offer, with the required information, while you still have the right to withdraw the tendered options.

     To validly change your election regarding the tender of particular options, you must deliver a new Election Form to Stock Administration via facsimile (fax:
408-571-5175) or hand delivery to Cindi Fisse or Kim Gonsalves at Redback Networks Inc., Stock Administration, 250 Holger Way, San Jose, CA 95134 (telephone: 408-571-5000), in accordance with the procedures listed in Section 4 above. If you deliver a new Election Form that is properly signed and dated, it will replace any previously submitted Election Form, which will be disregarded. The new Election Form must be signed and dated and you must check the box next to each option you elect to tender for replacement. In addition, the new Election Form must specify:

     o the name of the option holder who tendered the options, o the grant number of each option to be tendered,

     o    the grant date of all options to be tendered,

     o the total number of unexercised option shares subject to each option to be tendered,

     o    the exercise price of all options to be tendered,

     o    the vesting start date of all options to be tendered, and

     o    the vesting schedule of each option to be tendered.

     Even if you change your election regarding the tender of certain option grants, your continued participation in the offer means that you must tender all grants received since April 15, 2001, unless they are Excepted Options.

     Except as described in the following sentences, the Notice to Withdraw from the Offer and any new Election Form must be executed by the option holder who tendered the options to be withdrawn exactly as the option holder's name appears on the option agreement or agreements evidencing such options. If the option holder's name has legally been changed since the signing of the option agreement, the option holder must submit proof of the legal name change. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, the signer's full title and proper evidence of the authority of such person to act in that capacity must be indicated on the Election Form or Notice to Withdraw from the Offer.

     You may not rescind any withdrawal, and any options you withdraw will thereafter be deemed not properly tendered for purposes of the offer, unless you properly re-tender those options before the Offer Expiration Date by following the procedures described in Section 4 of this Offer to Replace.

     Neither we nor any other person is obligated to give notice of any defects or irregularities in any Notice to Withdraw from the Offer or any new Election Form, nor will anyone incur any liability for failure to give any notice. We will resolve, in our sole discretion, all questions as to the form and validity, including time of receipt, of Notices to Withdraw from the Offer and new Election Forms. Our determination of these matters will be final and binding.

     6.  Acceptance of options for replacement and issuance of New Options.
         -----------------------------------------------------------------

     Upon the terms and conditions of the offer and promptly following the Offer Expiration Date, we will accept for replacement and cancel eligible options properly tendered and not validly withdrawn before the Offer Expiration Date and will promptly grant New Options on the

Replacement Date, unless prevented by law or applicable regulations. New Options will be granted under our 1999 Plan and will be subject to the terms and conditions thereof.

     Only options with an exercise price higher than six dollars and fifty cents ($6.50) granted before August 1, 2001 are eligible options. Once the options are cancelled, you will no longer have any rights with respect to those options. Subject to the terms and conditions of this offer, if your options are properly tendered and accepted for replacement, they will be cancelled as of the date of our acceptance, which we anticipate to be October 15, 2001, and you will be granted New Options on the same day.

     Even if the options you tendered were incentive stock options, your New Options will be nonstatutory stock options. Thus, subject to the terms and conditions of this offer, if your options are properly tendered by the Offer Expiration Date of the offer, scheduled to be 9:00 p.m. Pacific Time on October 12, 2001 and accepted for replacement and cancelled on the Cancellation Date, scheduled to be October 15, 2001, you will be granted New Options on October 15, 2001. If we extend the offer beyond October 12, 2001, the acceptance, cancellation and replacement of options will be similarly delayed.

     It is possible that, prior to or after the grant of New Options, we might effect or enter into an agreement such as a merger or stock acquisition whereby Redback would be acquired by another company. If we are acquired prior to the expiration of the offer, you may withdraw any options which you tendered for replacement and your options will be treated in accordance with the option plan under which they were granted and with your old option agreement. Further, if we are acquired prior to the expiration of the offer, we reserve the right to withdraw the offer, in which case your Old Options and your rights under them will remain intact for the time period set forth in your option agreement but you will receive no replacement options.

     If we are acquired after your Old Options have been accepted for replacement, cancelled and replaced with New Options, your New Options will be governed by the terms of the 1999 Plan and your new option agreement. However, if your old option agreement or another agreement with Redback provided that your Old Options were subject to a special "change of control" provision or other acceleration provision, those provisions will still apply to you and to your New Options and will be reflected in your new option agreement. You should be aware that if you cease to be an employee of Redback or one of our subsidiaries or affiliates as a result of an acquisition or merger, or for any other reason, your New Options may not have accrued as much vesting credit as the Old Options that were cancelled. As a result, you may not receive as much, if any, benefit from your New Option as you would have received if you had retained your Old Option.

     The number of shares subject to the New Options to be granted to each eligible participating employee will be determined according to the exercise price of the Old Options tendered. Subject to the terms of this offer and subject to any adjustments for stock splits, stock dividends and similar events (and rounded down to the nearest whole number), the replacement ratios will be as follows:

--------------------------------------------------------------------------------
Exercise Price per share   Number of Shares Subject     Number of Shares Subject
of Old Option              to Old Option                to New Option
--------------------------------------------------------------------------------
$40.00 or less             One (1)                      One (1)
--------------------------------------------------------------------------------
$40.01 - $80.00            Five (5)                     One (1)
--------------------------------------------------------------------------------
Above $80.00               Ten (10)                     One (1)
--------------------------------------------------------------------------------

     New Options will be granted under our 1999 Plan, unless prevented by law or applicable regulations. All New Options will be nonstatutory stock options and will have a maximum term of five (5) years. In addition, all New Options will be subject to a new option agreement between you and us. The form that is generally applicable to you will be dependent upon the jurisdiction in which you work. The forms are attached as exhibits to the Schedule TO filed with the SEC in connection with this Offer to Replace.

     If you are a tax resident of a non-U.S. jurisdiction, certain other terms and conditions may apply to your New Option in order to comply with the laws in that country or in order to preserve the possibility of favorable tax treatment. For example:

     o If you are an employee who is a tax resident of the United Kingdom, your New Option will be subject to the execution of a joint election between you and Redback, as described in Section 26.

     o Due to exchange control restrictions currently in place, if you are an employee who is a tax resident of Brazil, Redback will at this time require that you exercise your options by using only a full or partial cashless exercise method, whereby you exercise your options without remitting any cash, as described in Section 15.

     o If you are an employee who is a tax resident of the Netherlands or the People's Republic of China, your options may be exercised only by
                                                                    ----
          using a cashless exercise method, whereby the options are exercised without remitting any cash and under which you will effect a same-day exercise of the option and sale of the shares, as described in Sections 22 and 23.

     o If you are an employee who is a tax resident of Hong Kong and if your New Options will vest in whole or in part within six (6) months of the Replacement Date, you will be restricted from selling any shares acquired upon the exercise of those options until a period of six (6) months from the Replacement Date, as described in Section 19.

     We will not accept partial tenders of your eligible option grants. However, you may tender the remaining portion of an option which you have partially exercised. Accordingly, you may tender one or more of your option grants, but you may only tender all of the unexercised shares subject to that option or none of those shares.

     If you tender any option granted to you on a particular date, you will also be required to tender any other options granted to you on that same day, except that you will not be required, nor may you elect, to tender any Excepted Options.

     For example and except as otherwise described below, if you hold (i) an option to purchase 1,000 shares at $10.00 per share, 700 of which you have already exercised, (ii) an option to purchase 1,000 shares at an exercise price of $20.00 per share, all 1,000 of which remain unexercised; and (iii) an option to purchase 2,000 shares at an exercise price of $40.00 per share, all 2,000 of which remain unexercised; and each of the three grants was granted to you on different dates, you may tender:
---------------

     o    none of your options,

     o    the first option grant covering the 300 remaining unexercised shares,

     o    the second option grant covering all 1,000 shares,

     o    the third option covering all 2,000 shares,

     o two of the three option grants covering all unexercised shares subject to those two grants, or

     o all three of the option grants covering all 3,300 unexercised shares (300 + 1,000 + 2,000).

     You may not tender the first option grant covering only 150 shares (or any other partial amount) or less than all of the shares under the second and third option grants.

     However, if each of those grants were granted to you on the same day, you
                                                                 --------
must treat those grants as if they were one grant; therefore, you must tender all or none of the unexercised shares subject to all the options granted on that day and you may only tender either:

     o    none of your options, or

     o all three of the option grants covering all 3,300 unexercised shares (300 + 1,000 + 2,000).

     In addition, if you participate in the offer, then all options received during the six (6) month period prior to the Cancellation Date must be tendered, even if the option has an exercise price equal to or less than six dollars and fifty cents ($6.50) per share, unless the options are Excepted Options (which may not be tendered under any circumstances). Excepted Options are options which were granted (i) on or after August 1, 2001; or (ii) through the Salary for Stock Options Exchange Program.

     For example, if you hold (i) an option with an exercise price of $6.58, granted to you on July 13, 2001, (ii) an option with an exercise price of $5.25, granted to you on July 27, 2001 but which is not an Excepted Option, and (iii) an option with an exercise price of $5.80, granted to you on August 15, 2001 (and which is therefore an Excepted Option since it was granted after August 1, 2001):

     o    You may elect to tender none of your options.
              ---------

     o    You may elect to tender all outstanding, unexercised shares subject to
              ---------
          the first option, in which case you are required to also tender all
                                                  --------
          outstanding, unexercised shares subject to the second option (because it was granted within six (6) months prior to the Cancellation Date but is not an Excepted Option), but you are not required, and may not
                                                                        -------
          elect, to tender the third (because it was granted after August 1,
          -----
          2001 and so is an Excepted Option).

     o    You may not elect to tender only the second option, since it does not
              -------------
          meet the eligibility requirements (it does not have an exercise price above $6.50 per share).

     o    You may not elect to tender the third option (it is not eligible, and
              -------------
          it may not be tendered under any circumstances, since it was granted after August 1, 2001).

     Within two (2) business days of the receipt of your Election Form or your Notice to Withdraw from the Offer, Redback intends to e-mail you a Confirmation of Receipt. However, this is merely a notice of confirmation, and is not an acceptance of the options for replacement. For purposes of the offer, we will be deemed to have accepted options for replacement that are validly tendered and not properly withdrawn as of the time when we give oral or written notice to the Vice President and General Counsel, or to the option holders of our acceptance for replacement of such options, which notice may be made by a final amendment on Schedule TO publicly filed with the SEC or by press release. Subject to our rights to extend, terminate and amend the offer, discussed in Section 27 of this Offer to replace, we currently expect that we will accept promptly after the expiration of the offer all properly tendered options that are not validly withdrawn. Options accepted for replacement will be cancelled on the Cancellation Date, which we presently expect to be October 15, 2001 and replaced with New Options on the Replacement Date, which we expect to be the same day.

     7.  Conditions of the offer.
         ------------------------

     Notwithstanding any other provision of the offer, we will not be required to accept any options tendered for replacement, and we may terminate or amend the offer, or postpone our acceptance and cancellation of any options tendered for replacement, in each case, subject to Rule 13e-4(f)(5) under the Securities Exchange Act of 1934, as amended, if at any time on or after

September 6, 2001, and prior to the Offer Expiration Date, any of the following events has occurred, or has been determined by us to have occurred, and, in our reasonable judgment in any case and regardless of the circumstances giving rise to the event, including any action or omission to act by us, the occurrence of such event or events makes it inadvisable for us to proceed with the offer or with such acceptance and cancellation of options tendered for replacement:

     o there shall have been threatened or instituted or be pending any action or proceeding by any governmental, regulatory or administrative agency or authority that directly or indirectly challenges the making of the offer, the acquisition of some or all of the tendered options pursuant to the offer, or the issuance of New Options, or otherwise relates in any manner to the offer, or that, in our reasonable judgment, could materially and adversely affect our business, condition, income, operations or prospects or materially impair the contemplated benefits of the offer to Redback;

     o there shall have been any action threatened, pending or taken, or approval withheld, or any statute, rule, regulation, judgment, order or injunction threatened, proposed, sought, promulgated, enacted, entered, amended, enforced or deemed to be applicable to the offer or Redback, by any court or any authority, agency or tribunal that, in our reasonable judgment, would or might directly or indirectly:

          (1) make the acceptance for replacement of, or issuance of New Options for, some or all of the tendered options illegal or otherwise restrict or prohibit consummation of the offer or that otherwise relates in any manner to the offer;

          (2) delay or restrict our ability, or render us unable, to accept for replacement, or issue New Options for, some or all of the tendered options;

          (3) materially impair the contemplated benefits to Redback of the offer; or

          (4) materially and adversely affect Redback's business, condition, income, operations or prospects or materially impair the contemplated benefits to Redback of the offer;

     o    there shall have occurred:

          (1) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market;

          (2) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, whether or not mandatory;

          (3) the commencement of a war, armed hostilities or other international or national crisis directly or indirectly involving the United States; or

          (4) any limitation (whether or not mandatory) by any governmental, regulatory or administrative agency or authority on, or any event that, in our reasonable judgment, might affect the extension of credit to us by banks or other lending institutions in the United States.

     o a tender or exchange offer for some or all of our shares, or a merger or acquisition proposal for Redback, shall have been proposed, announced or made by another person or entity or shall have been publicly disclosed;

     o any significant decrease in the market price of the shares of Redback's common stock or any change in the general political, market, economic or financial conditions in the United States or abroad that could, in our reasonable judgment, have a material adverse effect on Redback's business, condition (financial or otherwise), operations or prospects or that of Redback's subsidiaries or on the trading in Redback's common stock; or

     o any change or changes shall have occurred in Redback's business, condition, assets, income, stock price, operations, prospects or stock ownership that, in our reasonable judgment, is or may be material to Redback or may materially impair the contemplated benefits of the offer to Redback.

     The conditions to the offer are for Redback's benefit. We may assert them in our sole discretion regardless of the circumstances giving rise to them before the Offer Expiration Date. We may waive them, in whole or in part, at any time and from time to time prior to the Offer Expiration Date, in our sole discretion, whether or not we waive any other condition to the offer. Our failure at any time to exercise any of these rights will not be deemed a waiver of any such rights. The waiver of any of these rights with respect to particular facts and circumstances will not be deemed a waiver with respect to any other facts and circumstances. Any determination we make concerning the events described in this Section 7 will be final and binding upon all persons.

     8.  Price range of shares underlying the options.
         --------------------------------------------

     The shares underlying your options are currently traded on the Nasdaq National Market under the symbol "RBAK". The following table shows, for the periods indicated, the high and low sales prices per share of our common stock as reported by the Nasdaq National Market, as adjusted for stock dividends and stock splits.

                                                 High             Low
                                                 -------------    --------------

Fiscal Year 2001
         Quarter ended June 30, 2001             $     25.09      $     8.14
         Quarter ended March 31, 2001            $     56.375     $    11.61

Fiscal Year 2000
         Quarter ended December 31, 2000         $    167.125     $    36.9375
         Quarter ended September 30, 2000        $    179.625     $   109.9375

         Quarter ended June 30, 2000             $    181.00      $    50.50
         Quarter ended March 31, 2000            $    198.50      $    78.50

Fiscal Year 1999
         Quarter ended December 31, 1999         $     93.50      $    52.50
         Quarter ended September 30, 1999        $     71.81      $    28.50
         Quarter ended June 30, 1999             $     33.03      $    16.25

     As of September 4, 2001, the last reported sale price during regular trading hours of our common stock, as reported by the Nasdaq National Market, was $4.04 per share.

     We recommend that you evaluate current market quotes for our common stock, among other factors, before deciding whether or not to tender your options.

     9.  Source and amount of consideration; terms of New Options Consideration.
         -----------------------------------------------------------------------

     We will replace all eligible outstanding options which were properly tendered, accepted for replacement and cancelled with New Options to purchase shares of common stock under our 1999 Plan. The number of shares subject to the New Options to be granted to each eligible participating employee will be determined according to the exercise price of the Old Options tendered. Subject to any adjustments for stock splits, stock dividends and similar events (and rounded down to the nearest whole number), the replacement ratios will be as follows: (i) an Old Option to purchase stock with an exercise price of $40.00 per share or less will be replaced with a New Option for the same number of shares; (ii) an Old Option to purchase stock with an exercise price between $40.01 per share and $80.00 per share will be replaced with a New Option covering one (1) share for every five (5) shares covered by the Old Option; and
(iii) an Old Option to purchase stock with an exercise price above $80.00 per share will be replaced with a New Option covering one (1) share for every ten
(10) shares covered by the Old Option. If we receive and accept tenders of all eligible outstanding options from eligible employees, subject to the terms and conditions of this offer we will grant New Options to purchase a total of approximately 15,658,869 shares of common stock. The shares issuable upon exercise of these New Options would equal approximately 10% of the total shares of our common stock outstanding as of August 17, 2001.

     Terms of New Options.
     --------------------

     The New Options will be granted under our 1999 Plan. For each New Option granted, a new option agreement will be entered into between Redback and the option holder who tendered such option in the offer. You should read the forms of stock option agreement, attached as Exhibits (a)(9) through (a)(15) to the Schedule TO filed with the SEC in connection with this Offer to Replace. The form of stock option agreement that is generally applicable to you will be determined by the jurisdiction in which you work. The terms and conditions of the New Options will vary in certain respects from the terms and conditions of the options tendered for replacement.

     You should note that the term of all New Options will be a maximum of five
(5) years, subject to earlier expiration of the option upon the occurrence of certain events, such as your termination of employment. You should also note that all New Options will be nonstatutory stock options, even if the options tendered for replacement were incentive stock options. The New Options will not be eligible for the favorable tax treatment applicable to incentive stock options under applicable U.S. tax law. Please read "U.S. Federal Income Tax Consequences" later in this Section, as well as Section 14 of this Offer to Replace for a discussion of the potential tax consequences for United States employees. If you are subject to the tax laws of more than one country, you should be aware that there may be other tax and social insurance consequences which may apply to you. You should be certain to consult your own advisors to discuss these consequences.

         In addition to the terms above, if you are a tax resident of a non-U.S. jurisdiction, certain other terms and conditions may apply to your New Option in order to comply with the laws in that country or in order to preserve the possibility of favorable tax treatment. For example:

     o If you are an employee who is a tax resident of the United Kingdom, your New Option will be subject to the execution of a joint election between you and Redback, as described in Section 26.

     o Due to exchange control restrictions currently in place, if you are an employee who is a tax resident of Brazil, Redback will at this time require that you exercise your options by using only a full or partial cashless exercise method, whereby you exercise your options without remitting any cash, as described in Section 15.

     o If you are an employee who is a tax resident of the Netherlands or the People's Republic of China, your options may be exercised only by
                                                                    ----
          using a cashless exercise method, whereby the options are exercised without remitting any cash and under which you will effect a same-day exercise of the option and sale of the shares, as described in Sections 22 and 23.

     o If you are an employee who is a tax resident of Hong Kong and if your New Options will vest in whole or in part within six (6) months of the Replacement Date, you will be restricted from selling any shares acquired upon the exercise of those options until a period of six (6) months from the Replacement Date, as described in Section 19.

         In addition, you should note that for participants who are subject to the tax laws of Canada and Singapore, the New Options may have a higher exercise price than some or all of the options tendered for replacement. For U.S. employees, employees in Brazil, France, Germany, Hong Kong, Japan, Korea, the Netherlands, the People's Republic of China, Taiwan and the United Kingdom, as well as for the Executive Officers of Redback, the exercise price of the New Options will not be higher than four dollars and seventeen cents ($4.17) per share; this means that only replacement options for options required to be tendered because they were granted within the six (6) months prior to the Cancellation Date risk having an exercise price higher than the tendered options. The following description summarizes the material terms of our 1999 Plan and the options granted under the Plan.

     1999 Plan.
     ---------

     The maximum number of shares available for issuance through the exercise of options, granted under our 1999 Plan is 18,000,000 shares, plus an annual increase to be added each year beginning January 1, 2002 equal to 10,000,000 shares. In addition, shares issued under the Redback Networks Inc. 1997 Stock Plan which are forfeited become available for grant under the 1999 Plan. Our 1999 Plan permits the granting of options intended to qualify as incentive stock options under the Internal Revenue Code and options that do not qualify as incentive stock options, referred to as nonstatutory stock options, as well as awards of restricted stock.

     Administration.
     --------------

     The 1999 Plan is administered by a committee appointed by the Board of Directors (the "Administrator"). Subject to the other provisions of the 1999 Plan, the Administrator has the power to determine the terms and conditions of the options granted, including the exercise price, the number of shares subject to the option and the exercisability of the options.

     Term.
     -----

     Options granted under the 1999 Plan generally have a maximum term of ten
(10) years. However, pursuant to the terms of this offer, all New Options will have a maximum term of five (5) years, subject to earlier expiration of the option upon the occurrence of certain events, such as the termination of your employment.

     Termination of Employee Status.
     ------------------------------

     The effect on your New Options of the termination of your status as an employee of Redback or one of our subsidiaries or affiliates will be set forth in your new option agreement. Generally, your options will expire following the termination of your employment, and you will have the opportunity to exercise the vested portion of your option within the time frame permitted by your stock option agreement, but in no event later than the expiration of the maximum term of your option (which, for your New Option, will be five (5) years).

     If your termination of employment is due to any reason other than death or your total and permanent disability, the time period in which you may exercise your options, to the extent that they were exercisable immediately before such termination, is generally a period of three (3) months from the date of termination.

     In the event that the termination of your employment is by reason of death, your options will generally become fully exercisable and your executors,
                                   -----------------
administrators, legatees or distributees of your estate, may exercise any option held by you at the date of your employment termination within the time frame permitted by your stock option agreement, which is generally a period of twelve (12) months after your death.

     In the event that the termination of your employment is by reason of your permanent or total disability, the vesting of your options will generally accelerate by a period of twelve (12) months and you may exercise any options held by you at the date of your employment termination, to the extent exercisable with the additional twelve (12) months vesting credit, within the time frame permitted by your stock option agreement, which is generally a period of six (6) months following such termination.

     Please note that if your Old Options were subject to any special acceleration provisions included in your old option agreement or in another agreement with Redback, your New Options will be subject to the same provisions, and will be set forth in your new option agreement.

     Generally, except as described above, if you cease to be an employee of Redback or one of our subsidiaries or affiliates, all unvested portions of your
                                                      --------
New Options will be cancelled and you will lose all rights with respect to them. This applies even if your Old Option would have been fully vested. As a result, you may not have the opportunity to exercise as much of your New Options as you would have been able to exercise under the Old Options, since your New Options may not be as fully vested, or may not be vested at all. You should be sure to consider this when deciding whether or not to participate in the offer.

     The expiration of your option under the circumstances specified in this section will result in the cessation of your interests in our 1999 Plan. In addition, your option may expire, together with our stock option plans and all other outstanding options issued to other employees, following the occurrence of certain corporate events, as described in "Adjustments Upon Certain Events," below.

     Termination of Employee Status Before the Replacement Date.
     -----------------------------------------------------------

     In order to receive a New Option, you must remain an employee as of the Replacement Date. If, for any reason, you do not remain an employee of Redback or one of our subsidiaries or affiliates through the Replacement Date, we will not accept your tender of options and any Old Options you tendered will not be cancelled as a result of this offer. Your rights to the Old Options will remain intact for the time period set forth in your option agreement and will continue to be governed in accordance with the terms and conditions of the plan under which they were granted and the related option agreement. You are reminded that unless expressly provided in your employment agreement or by the applicable laws of a non-U.S. jurisdiction, your employment with Redback or one of our subsidiaries or affiliates, as the case may be, remains "at will" and can be terminated by you or Redback, or one of our subsidiaries or affiliates, at any time, for any reason.

     Exercise Price.
     --------------

     Generally, the Administrator determines the exercise price at the time the option is granted. Under the terms of the offer, and in order to comply with certain applicable laws and to preserve the possibility of favorable tax treatment, the exercise price per share of the New Options may vary for different employees and will be set as follows:

     o Except for Executive Officers of Redback, the exercise price per share of the New Options for eligible employees who are tax residents of the United States, Brazil, France, Germany, Hong Kong, Japan, Korea, the Netherlands, the People's Republic of China, Taiwan or the United Kingdom will be the lower of: (i) four dollars and seventeen cents
                              --------
          ($4.17) per share, which was the closing price of a share of Redback common stock on August 29, 2001; and (ii) 100% of the fair market value of Redback common stock on the Replacement Date, as determined by the closing price reported by the Nasdaq National Market on the Replacement Date.

     o The exercise price per share for eligible employees who are tax residents of Canada or Singapore will be 100% of the fair market value of Redback common stock on the Replacement Date, as determined by the closing price reported by the Nasdaq National Market on the Replacement Date.

     o The exercise price per share for Executive Officers will be four dollars and seventeen cents ($4.17) per share, which was the closing price of a share of Redback common stock on August 29, 2001.

     For example, if the fair market value of Redback common stock on the Replacement Date, which we expect to be October 15, 2001, is $4.00 per share, then the exercise price per share of the New Options would be:

     o For all non-Executive Officer eligible employees other than tax residents of Canada and Singapore: $4.00 per share.

     o For all non-Executive Officer eligible employees who are tax residents of Canada or Singapore: $4.00 per share.

     o    For all Executive Officers of Redback: $4.17 per share.

     Similarly, if the fair market value of Redback common stock on the Replacement Date is $4.50 per share, then the exercise price per share of the New Options would be (i) $4.17 per share for non-Executive Officer eligible employees other than tax residents of Canada and Singapore; (ii) $4.50 per share for eligible employees who are tax residents of Canada or Singapore; and (iii) $4.17 per share for all Executive Officers of Redback.

     Accordingly, we cannot predict the exercise price of the New Options for most employees. If you are subject to the tax laws of Canada or Singapore, the New Options may have a higher exercise price than some or all of your current options because the exercise price of your New Options will not be set until the Replacement Date. If you are subject to the tax laws in the United States, Brazil, France, Germany, Hong Kong, Japan, Korea, the Netherlands, the People's Republic of China, Taiwan or the United Kingdom, your New Options will be priced no higher than four dollars and seventeen cents ($4.17) per share. This still means that the exercise price of the New Options could be higher than the exercise price of certain of your tendered options, such as those options required to be tendered if you participate in the offer (that is, most options granted within the six
(6) months prior to the Cancellation Date). For both U.S. and non-U.S. residents, we recommend that you evaluate current market quotes for our shares, among other factors, before deciding whether or not to tender your options.

     Notwithstanding the foregoing, in accordance with the terms of the 1999 Plan, under no circumstances will you be granted options at a per share exercise price that is less than thirty percent (30%) of the fair market value of Redback common stock on the Replacement Date. Therefore, if the per share exercise price of Redback common stock increases substantially (to $13.90 per share or higher) on the Replacement Date, the exercise price of your New Options will be greater than four dollar and seventeen cents ($4.17) per share. The exercise price per share of your New Options will instead be equal to thirty percent (30%) of the fair market value of the common stock on the Replacement Date.

     Please note that the exercise prices for the New Options represent a change from the terms we thought we would implement and which we described to you in the memorandum from Pierre Lamond dated August 13, 2001 and in our 10-Q filed with the SEC on August 14, 2001.

     Vesting and Exercise.
     --------------------

     Each stock option agreement specifies the term of the option and the date when the option becomes exercisable. The terms of vesting are determined by the Administrator and are set out in your option agreement. Options granted by us generally vest at a rate of 25% of the shares subject to the option after twelve
(12) months, and then 1/48th (equal to 2.0833%) of the shares subject to the option vest each month thereafter, provided the employee remains continuously employed by Redback. The vesting schedule of the New Options granted through the offer will re-start as of August 8, 2001, but will be otherwise identical to the
                          --------
vesting schedule of the Old Options and will be set out in your new option agreement. You will not receive credit for vesting accrued on the Old Options prior to the Cancellation Date. As a result, you will have to wait for a longer period before you may purchase common stock under your New Options than if you kept your Old Options.

     For example, if you tendered an Old Option granted in July 2000 which vested 25% on the first anniversary of the Old Option grant date and 1/48th (equal to 2.0833%) monthly thereafter, the New Option you receive in replacement will be completely unvested on the Replacement Date and will vest 25% on the first anniversary of August 8, 2001, and 1/48th (equal to 2.0833%) monthly thereafter, as shown in the following example:

     An option to purchase 1,000 shares of Redback common stock granted on July 14, 2000 at an exercise price of $155.00 per share which vested as to 25% of the shares subject to the option on the first anniversary of the grant date and 1/48th (equal to 2.0833%) monthly thereafter would, at the time it is tendered for cancellation under this offer, have vested as to approximately 29% of the shares, as follows:

          -    July 14, 2000: 0% of 1,000 shares subject to the option vested

          -    July 14, 2001: 25% of 1,000 vested = 250 shares vested

          - August 14, 2001: 27.0833% of 1,000 vested = 270 shares vested (250 from above, plus an additional 1/48th of the shares (equal to 2.0833%) vested for the month, which is approximately 20 shares)

          - September 14, 2001: 29.167% of 1,000 vested = 291 shares vested (270 from above, plus an additional 1/48th of the shares (equal to 2.0833%) vested for the month, which is approximately 21 shares)

     If this option was tendered and accepted for replacement, the New Option would be for 100 shares (since the exercise price per share of the Old Option was over $80.00). If the offer is not extended and the Replacement Date is October 15, 2001, as expected, the New Option would vest as follows:

          -    October 15, 2001: 0% of 100 shares subject to the option vested

          -    August 8, 2002: 25% of 100 vested = 25 shares vested

          - September 8, 2002: 27.0833% of 100 vested = 27 shares vested (25 from above, plus an additional 1/48th of the shares (equal to 2.0833%) vested for the month, which is approximately 2 shares)

          - October 8, 2002: 29.167% of 100 vested = 29 shares vested (27 from above, plus an additional 1/48th of the shares (equal to 2.0833%) vested for the month, which is approximately 2 shares)

          - Vesting would continue in this pattern until 100% vested on August 8, 2005

     However, regardless of the vesting schedule of the Old Option:

     o If you are a resident of Hong Kong and if your New Options will vest in whole or in part within six (6) months of the Replacement Date, you will be restricted from selling any shares acquired upon the exercise of those options until a period of six (6) months from the Replacement Date, as described in Section 19.

     o Due to exchange control restrictions currently in place, if you are an employee who is a tax resident of Brazil, Redback will at this time require that you exercise your options by using only a full or partial cashless exercise method, whereby you exercise your options without remitting any cash, as described in Section 15.

     o If you are an employee who is a tax resident of the Netherlands or the People's Republic of China, your options may be exercised only by
                                                                    ----
          using a cashless exercise method, whereby the options are exercised without remitting any cash and under which you will effect a same-day exercise of the option and sale of the shares, as described in Sections 22 and 23.

         Please be sure to see Sections 15, 19, 22 and 23 for more details.

     Payment of Exercise Price.
     -------------------------

     You may exercise your options, in whole or in part, by delivery of a written notice to us which is accompanied by payment in full of the eligible exercise price, as set forth in your stock option agreement. Due to exchange control restrictions currently in place, if you are an employee who is a tax resident of Brazil, Redback will at this time require that you exercise your options by using only a full or partial cashless exercise method, whereby you exercise your options without remitting any cash, as described in Section 15. If you are an employee who is a tax resident of the Netherlands or the People's Republic of China, your options may be exercised only by using a cashless
                                                 ----
exercise method, whereby the options are exercised without remitting any cash and under which you will effect a same-day exercise of the option and sale of the shares, as described in Sections 22 and 23. For employees who are not subject to the tax laws in Brazil, the Netherlands or the People's Republic of China, the permissible methods of payment of the option exercise price are determined by the Administrator and are set forth in your stock option agreement. These permissible methods generally are limited to

     o    cash,

     o    check, and

     o    the surrender of shares of Redback common stock.

     However, in the sole discretion of the Administrator, the following methods are also permissible: (i) promissory note, (ii) proceeds of a loan secured with the shares (a margin loan), (iii) consideration received through a same day sale, or (iv) a combination of the foregoing methods.

     Adjustments Upon Certain Events.
     -------------------------------

         Events Occurring before the Replacement Date or Offer Expiration Date.
         ---------------------------------------------------------------------

     If there is a change in our capitalization, such as a stock split, reverse stock split, stock dividends or other similar event prior to the Replacement Date, and the change results in an increase or decrease in the number of issued shares without receipt of consideration by us, an appropriate adjustment will be made to the price and replacement ratio applied to each replacement option.

     If we are acquired prior to the Offer Expiration Date, you may withdraw any options which you tendered for replacement and your options will be treated in accordance with the option plan under which they were granted and with your old option agreement. Further, if we are acquired prior to the Offer Expiration Date, we reserve the right to withdraw the offer, in which case your Old Options and your rights under them will remain intact for the time period set forth in your option agreement but you will receive no replacement options.

     Events Occurring after the Replacement Date.
     --------------------------------------------

     If there is a change in our capitalization, such as a stock split, reverse stock split, stock dividends or other similar event after your Old Options have been accepted for replacement, cancelled and replaced with New Options, and the change results in an increase or decrease in the number of issued shares without receipt of consideration by us, the 1999 Plan provides that an appropriate adjustment will be made to the exercise price of each option and the number of shares subject to each option.

     In the event there is a liquidation or dissolution of Redback, your outstanding options will expire immediately prior to the consummation of the liquidation or dissolution.

     If we are acquired after your Old Options have been accepted for replacement, cancelled and replaced with New Options, your New Options will be governed by the terms of the 1999 Plan and your new option agreement. Under the terms of the 1999 Plan, in the event we merge with another corporation or experience a reorganization, your options will be subject to the agreement of merger or reorganization. The agreement may provide for any one of the following: (i) your options will continue, if Redback is the surviving corporation; (ii) your options will be assumed or substituted for options to purchase securities of the successor corporation; (iii) your options will accelerate and become fully exercisable; or (iv) you will receive a settlement of the full value of your options in cash or cash equivalents, following which your options will be cancelled.

     You should be aware that if you cease to be an employee of Redback or one of its subsidiaries as a result of an acquisition or merger, or for any other reason, you may not have the opportunity to exercise as much of your New Options as you would have been able to exercise under the Old Options, since your New Options may not be as fully vested, or may not be vested at all. As a result, you may not receive as much, or any, benefit from your New Option as you would have received if you had retained your Old Option.

     The Administrator has the authority to provide, in the option agreements, for additional acceleration of the exercisability of any options if there is a "Change of Control" as it is defined in the 1999 Plan. If your Old Options were not subject to a special Change of Control provision included in your old option
---
agreement or in another agreement with Redback, your new option agreement will
                                                                          ----
not contain any Change of Control provision. Upon a Change of Control, your
---
options will simply be treated as they would be treated in accordance with any acquisition or merger of Redback, as described above. If your Old Options were
                                                                          ----
subject to special Change of Control provisions included in your old option agreement or in another agreement with Redback, your new option agreement will
                                                                          ----
contain the same provision.

     In addition, if your Old Options were subject to any other acceleration provision included in either your old option agreement or in another agreement with Redback, your New Options will be subject to the same provisions.

     If you do not participate in the offer, or only tendered some of your options, and there is a sale of all or substantially all of our assets or we merge with another company, any options you did not tender will simply be treated in accordance with the terms of the stock
---
option plan and stock option agreement under which they were granted.

     Transferability of Options.
     --------------------------

     New Options generally may not be transferred, other than by will or the laws of descent and distribution. In the event of your death, options generally may be exercised by a person who acquires the right to exercise the option by bequest or inheritance or by the provisions of a Beneficiary Designation Form, which you must file with Redback, as set forth in your option agreement.

     Registration of Option Shares.
     ------------------------------

     36,599,505 shares of common stock issuable upon exercise of options under our 1999 Plan have been registered under the Securities Act on registration statements on Form S-8 filed with the SEC. All the shares issuable upon exercise of all New Options to be granted before the offer will be registered under the Securities Act. Unless you are one of our affiliates, you will be able to sell your option shares free of any transfer restrictions under applicable U.S. securities laws.

     U.S. Federal Income Tax Consequences.
     -------------------------------------

     You should refer to Section 14 of this Offer to Replace for a discussion of the U.S. federal income tax consequences of the New Options and the options tendered for replacement, as well as the consequences of accepting or rejecting the New Options under this offer to replace. If you are an eligible employee based outside of the United States, you should refer to Sections 15 through 26 of this Offer to Replace for a discussion of income tax consequences of the New Options and the options tendered for replacement in certain non-U.S. countries. We strongly recommend that you consult with your own tax advisors to discuss the tax and social insurance consequences of this transaction under the laws of the country in which you live and work.

     Our statements in this Offer to Replace concerning our 1999 Plan and the New Options are merely summaries and do not purport to be complete. The statements are subject to, and are qualified in their entirety by reference to, all provisions of our 1999 Plan, and the forms of option agreement under the 1999 Plan, which are attached as exhibits to the Schedule TO as filed with the SEC. The 1999 Plan, the forms of option agreement thereunder and the prospectus describing the 1999 Plan are attached as exhibits to this Schedule TO. Please contact us at Redback Networks Inc., Stock Administration, 250 Holger Way, San Jose, CA 95134, Attention: Cindi Fisse (telephone: 408-571-5026) or Kim Gonsalves (telephone: 408-571-5113) (e-mail: stock@redback.com), to receive additional copies of our 1999 Plan, the forms of option agreement thereunder and the prospectus relating to the 1999 Plan. We will promptly furnish you copies of these documents at our expense.

     10.  Information concerning Redback.
          -------------------------------

     Our principal executive offices are located at 250 Holger Way, San Jose, CA 95134, and our telephone number is (408) 571-5000. Questions regarding this option replacement program should be directed to Cindi Fisse (telephone:
408-571-5026) or Kim Gonsalves (telephone: 408-571-5113) at Redback at the above address or by e-mail at stock@redback.com.

     We are a provider of solutions for next-generation metro broadband and optical networks. Our products, which consist of the Subscriber Management System, SmartEdgeTM and Network Management product families, combine purpose-built networking hardware and software. Our Subscriber Management System products are designed to connect and manage large numbers of subscribers across high-speed access technologies. They bridge the operational gap between access concentrators used to gather together high-speed Internet users at one end of the network and routers at the other end of the network used to connect to the Internet. We believe that our SmartEdge optical networking products simplify the architecture of today's regional voice and data networks, as well as improve their capacity and performance. Our Network Management products allow service providers to manage their networking equipment, as well as provision new services to customers across networks including both Redback and third party equipment. Together, these products are designed to enable carriers and service providers to build and operate next-generation metro broadband and optical networks. When deployed, these solutions are designed to deliver scalability, reduce operational costs and expedite the management and deployment of new services within metro networks.

     We sell our products through a direct sales force, resellers and distribution partners. Through June 30, 2001, substantially all of our revenues have been derived from sales to providers of digital subscriber line services. Although our products are used by many large carriers and service providers worldwide, we anticipate that a small number of customers will continue to account for a majority of our revenues.

     The financial information included in our annual report on Form 10-K for the fiscal year ended December 31, 2000 filed with the SEC on April 2, 2001, and in our quarterly report on Form 10-Q for the quarter ended June 30, 2001 filed with the SEC on August 14, 2001, is incorporated herein by reference. See "Additional Information" in Section 29 for instructions on how you can obtain copies of our SEC filings, including filings that contain our financial statements.

     11.  Interests of directors and Executive Officers; transactions and
          ---------------------------------------------------------------
arrangements concerning the options.
------------------------------------

     A list of our directors and Executive Officers is attached to this Offer to Redback as Schedule A. As of August 17, 2001, our directors and Executive Officers, as a group, beneficially owned options outstanding under our 1999 Plan to purchase a total of 2,225,491 of our shares, which represented approximately 11% of the shares subject to all options outstanding under that plan as of that date. Members of the Board of Directors are not eligible to participate in the offer and therefore will not receive any replacement options granted under the 1999 Plan as a result of this offer.

     Directors and Executive Officers, as a group, beneficially owned options outstanding under all of our stock plans and agreements to purchase a total of 3,050,291 of our shares, which represented approximately 10% of the shares subject to all options outstanding under the plans and agreements as of that date. As mentioned, options to purchase our shares owned by directors are not eligible to be tendered in the offer.

     The following is a list of the stock and stock option transactions involving our directors and Executive Officers within the sixty (60) days prior to and including September 6, 2001:

     o On July 25, 2001, we granted an option to purchase 80,000 shares of our common stock to Pierre Lamond, our Chairman of the Board of Directors. The exercise price of these options is $5.40 per share.

     o On July 25, 2001, we granted a warrant to purchase 80,000 shares of our common stock to Sequoia, which is affiliated with Pierre Lamond, our Chairman of the Board of Directors. The exercise price of these options is $5.40 per share.

     o On August 16, 2001, we granted an option to purchase 7,122 shares of our common stock to Richard Bibb, our senior Vice President of Worldwide Sales. The exercise price of these options is $1.75 per share.

     o On August 16, 2001, we granted an option to purchase 12,686 shares of our common stock to Pankaj Patel, our Senior Vice President of Engineering. The exercise price of these options is $1.75 per share.

     o On August 16, 2001, we granted an option to purchase 10,683 shares of our common stock to Dennis Wolf, our Senior Vice President of Finance and Administration and Chief Financial Officer. The exercise price of these options is $1.75 per share.

     o On August 31, 2001, Pierre Lamond, Chairman of our Board of Directors, purchased 25,000 shares of our common stock on the open market at a price of $4.00 per share.

     Except as otherwise described above, there have been no transactions in options to purchase our common stock or in our common stock which were effected during the past sixty (60) days by Redback, or to our knowledge, by any of our Executive Officers, directors, affiliates or subsidiaries.

     12.  Status of options acquired by us in the offer; accounting consequences
          ----------------------------------------------------------------------
of the offer.
-------------

     Options issued under the Redback Networks Inc. 1997 Stock Plan and the 1999 Plan which we acquire through the offer will be cancelled and the shares subject to those options will be returned to the pool of shares available for future grants of options under the 1999 Plan. To the extent these shares are not fully reserved for issuance upon exercise of the New Options to be granted in connection with the offer, the shares will be available for future awards to employees and other eligible 1999 Plan participants without further stockholder action, except as required by applicable law or the rules of the Nasdaq National Market or any other securities quotation system or any stock exchange on which our shares are then quoted or listed.

     Options issued under Siara Systems, Inc. 1998 Equity Incentive Plan, as amended, the Abatis Systems Corporation Key Employee Stock Option Plan and the Redback Networks Inc. 2001 Employee Option Plan which we acquire through the offer will be cancelled.

     As a result of our decision to make this offer to our employees, all New Options granted in association with this offer, as well as all eligible options that are not tendered in this offer and accepted for replacement, will be treated for financial reporting purposes as variable awards. Options granted within the six (6) months prior to the Cancellation Date which are Excepted Options may also be treated as variable awards for financial reporting purposes. In addition, options granted to participants of this offer within the six (6) months following the Cancellation Date may also be treated as variable awards for financial reporting purposes. This means that we will be required to record non-cash stock compensation charges or credits reflecting any increases and decreases in the price of Redback's common stock. The higher the market value of our common stock, the greater the non-cash stock compensation expense we will record. We will have to continue to reflect the impact of increases and decreases in the price of Redback's common stock in Redback's statement of operations until the options are exercised, forfeited or terminated. The New Options will have a maximum term of five (5) years, subject to earlier expiration of the option upon the occurrence of certain events, such as the optionee's termination of employment. Options which were eligible but not tendered in this offer and accepted for replacement will retain their original term, which is generally ten (10) years, subject to earlier expiration of the option upon the occurrence of certain events, such as the optionee's termination of employment.

     13.  Legal matters; regulatory approvals.
          -----------------------------------

     We are not aware of any license or regulatory permit that appears to be material to our business that might be adversely affected by our replacement of options and issuance of New Options as contemplated by the offer, or of any approval or other action by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, that would be required for the acquisition or ownership of our options as contemplated herein. Should any such approval or other action be required, we presently contemplate that we will seek such approval or take such other action. We cannot assure you that any such approval or other action, if needed, could be obtained or what the conditions imposed in connection with such approvals would entail or whether the failure to obtain any such approval or other action would result in adverse consequences to our business. Our obligation under the offer to accept tendered options for replacement and to issue New Options for tendered options is subject to the conditions described in Section E7 of this Offer to Replace.

     If we are prohibited by applicable laws or regulations from granting New Options during the period beginning immediately after the date we expect to grant the New Options (expected to be October 15, 2001), we will not grant any New Options. We are unaware of any such prohibition at this time, and we will use reasonable efforts to effect the grant, but if the grant is prohibited throughout the period we will not grant any New Options. Under such circumstances, we will not accept your tendered options for replacement and those options will not be cancelled.

     14.  Material U.S. Federal Income Tax Consequences.
          ----------------------------------------------

     The following is a general summary of the material U.S. federal income tax consequences of the replacement of options pursuant to the offer. This discussion is based on the Internal Revenue Code, its legislative history, Treasury Regulations thereunder and administrative and judicial interpretations thereof as of the date of the offer, all of which are subject to change, possibly on a retroactive basis. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders.

     Option holders who replace outstanding options with New Options should not be required to recognize income for federal income tax purposes at the time of the replacement. We believe that the replacement will be treated as a non-taxable exchange. We advise all option holders considering replacing their options to meet with their own tax advisors with respect to the federal, state, local and foreign tax consequences of participating in the offer.

     Incentive Stock Options
     -----------------------

     If you tender incentive stock options and those options are accepted for replacement, the New Options will be granted as nonstatutory stock options.

     You should note that there is a risk that any eligible incentive stock options you have may be affected, even if you do not participate in the replacement. We do not believe that our offer to you will change any of the terms of your eligible incentive stock options if you do not accept the offer. We believe that you will not be subject to current U.S. federal income tax if you do not elect to participate in the option replacement program. We also believe that the option replacement program will not change the U.S. federal income tax treatment of subsequent grants and exercises of your incentive stock options (and sales of shares acquired upon exercises of such options) if you do not participate in this offer to replace options. However, the IRS may characterize this offer to replace options as a "modification" of those incentive stock options, even if you decline to participate. In 1991, the IRS issued a private letter ruling in which another company's option exchange program was characterized as a "modification" of all of the incentive stock options that could be exchanged. This does not necessarily mean that our offer to replace options will be viewed the same way. The company's option exchange offer was not the same type of program as our option replacement program, and so may be treated differently. Private letter rulings by the IRS contain the IRS's opinion regarding only the specific facts presented by a specific person or company. The person or company receiving the letter may rely on it, but no other person or company may rely on the letter ruling, nor may they assume the same opinion would apply to their situation, even if the facts at issue are similar. While such letters do not provide certainty, they may indicate how the IRS will view a similar situation. We therefore do not know if the IRS will assert the position that our offer constitutes a "modification" of incentive stock options eligible for tender. A successful assertion by the IRS of this position could extend the options' holding period to qualify for favorable tax treatment. Accordingly, to the extent you dispose of your incentive stock option shares prior to the lapse of the new extended holding period, your incentive stock option could be taxed similarly to a nonstatutory stock option.

     Nonstatutory Stock Options.
     --------------------------

     Under current law, an option holder will not realize taxable income upon the grant of an option which is not qualified as an incentive stock option, also referred to as a nonstatutory stock option. However, when an option holder exercises the option, the difference between the exercise price of the option, and the fair market value of the shares subject to the option on the date of exercise will be compensation income taxable to the option holder.

     We will be entitled to a deduction equal to the amount of compensation income taxable to the option holder if we comply with eligible reporting requirements.

     We recommend that you consult your own tax advisor with respect to the federal, state and local tax consequences of participating in the offer, as the tax consequences to you of participation in the offer are dependent on your individual tax situation.

     15.  Material Income Tax Consequences For Tax Residents of Brazil.
          -------------------------------------------------------------

     The following is a general summary of the material tax consequences of the replacement of eligible options and grant of New Options under the offer for tax residents in Brazil. This discussion is based on Brazilian tax law as of the date of the offer, which is subject to change, possibly on a retroactive basis. The information may be out of date at the time you exercise your options or sell the shares you acquire upon exercise. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. We advise all option holders considering replacing their options to meet with their own tax advisors.

     If you are a citizen or resident of another country, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

     Option Replacement.
     -------------------

     We do not believe that there will be a tax liability solely as the result of your tender of eligible options for replacement with New Options.

     Grant.
     -----

     You will not be subject to tax when the New Options are granted to you under the 1999 Plan.

     Exercise and Sale of Shares.
     ---------------------------

     Due to Brazilian exchange control regulations, any New Options that may be granted to you will be modified as described in this Section. You must use the cashless exercise method to exercise your New Options. There are two methods of cashless exercise: "full cashless" and "partial cashless." If you elect the "full cashless" method of exercise, upon exercise, a broker will sell all of the shares of Redback that you are entitled to receive upon exercise, use the proceeds to pay the exercise price (plus any applicable fees or taxes) and remit the balance to you in cash. Under the "partial cashless" method, upon exercise, a broker will sell enough shares of Redback Networks that you are entitled to receive upon exercise to cover the exercise price (plus any applicable fees or taxes) and hold the remaining Redback Networks shares on your behalf or deliver the shares to you.

     You will be subject to capital gains tax on the difference (or spread) between the fair market value of the shares on the date of exercise and the exercise price.

     If you acquire shares upon exercise, you will be subject to capital gains tax on any additional gain that you realize when you subsequently sell the shares. The additional gain equals the difference between the amount realized on the sale and the exercise price. You may be exempt from capital gains tax if the amount of the shares sold in the month of sale (in combination with other shares sold for the month) does not exceed R$20,000.

     Dividends.
     ---------

     If you exercise your New Options to purchase shares, you may be entitled to receive dividends. Any dividends paid on Redback Networks shares will be subject to income tax in Brazil and withholding tax in the United States. You may be entitled to a local tax credit in Brazil for U.S. tax withheld.

     Withholding and Reporting.
     -------------------------

     No tax or social insurance withholding or reporting is required for options exercised on or after 1 April 2000.

     Exchange Control Information.
     ----------------------------

     Due to exchange control regulations in Brazil, you will be limited to exercising your New Options using the full or partial cashless exercise method.

     Please consult a tax advisor to determine the tax considerations and tax consequences relevant to your participation in the offer.

     16. Material Income Tax Consequences For Tax Residents of British Columbia,
         -----------------------------------------------------------------------
Canada and Ontario, Canada
--------------------------

     The following is a general summary of the material tax consequences of the replacement of eligible options and grant of New Options under the offer for tax residents in Canada. This discussion is based on Canadian tax law as of the date of the offer, which is subject to change, possibly on a retroactive basis. The information may be out of date at the time you exercise your options or sell the shares you acquire upon exercise. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. We advise all option holders considering replacing their options to meet with their own tax advisors.

     If you are a citizen or resident of another country, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

     Option Replacement.
     -------------------

     We do not believe that there will be a tax liability solely as the result of your tender of eligible options for replacement with New Options. However, the manner in which the Canada Customs and Revenue Agency will treat this transaction is not certain. It is possible that: (i) a tax-neutral rollover would be available; (ii) the value of the new options would be required to be included in your income; or (iii) the eligible options would be considered to be repriced options, resulting in the loss of the preferential 50% tax deduction and stock option tax deferral treatment ordinarily available upon the exercise of options.

     Tax Information.
     ----------------

     For the purposes of this supplement, it is assumed that the New Options will meet the conditions to qualify for favorable tax treatment under Canadian tax law. For this reason, the exercise price of any New Options granted to you pursuant to this offer will be the fair market value of the underlying shares on the Replacement Date.

     Grant.
     -----

     You will not be subject to tax when the New Options are granted to you under the 1999 Plan.

     Exercise.
     ---------

     Subject to the deferral provisions discussed below, you will recognize taxable income upon the exercise of the New Options. You will include in income the difference between the fair market value of the shares on the date of exercise and the exercise price. However, you can deduct one-half of this "spread" and you will be subject to tax on the remaining one-half of the spread at your applicable marginal tax rate.

     You may defer the taxation on the spread until the earlier of the time that you sell the shares purchased on exercise, die or become a non-resident of Canada. In order to be eligible for this deferral, you must file an election with your employer by 15 January of the year following the year in which shares are acquired under the 1999 Plan.

     You can only defer taxation on the spread up to the first C$100,000 worth of options that vest in any one year. For the purpose of calculating this limit, the value of an option equals the fair market value of the shares subject to the option at the time the option was granted.

     Sale of Shares.
     --------------

     If you acquire shares upon exercise, you will be subject to tax when you subsequently sell the shares. The taxable amount will generally be one-half of the difference between the sale price and the fair market value of the shares on the date of exercise (less any brokerage fees). Income tax will be assessed on the taxable income at your marginal income tax rate.

     One-half of any loss arising on the sale of the shares (including any brokerage fees) may be deducted from any taxable capital gain for the year, the previous three taxation years, or any subsequent taxation year.

     Any amount on which taxation was deferred at exercise will become taxable at the time the shares are sold.

     Dividends.
     ----------

     If you acquire shares upon exercise, you may be entitled to receive dividends. You will be subject to income tax at your marginal rate on any dividends paid on the shares of Redback. You will generally be entitled to a foreign tax credit equal to the amount of the dividend for United States federal tax withheld at source.

     Withholding and Reporting.
     -------------------------

     A T4 Form will be filed with the Canada Customs and Revenue Agency and a copy delivered to you prior to the last day of February in the year following the year in which you exercise your New Options. The T4 Form will indicate the amount of the benefit and any amount subject to the 50% deduction. You must report the stock option income, capital gains, dividend receipts, and any deductions, if applicable, in your annual income tax return. Your employer will not withhold taxes on these amounts and you are required to pay any additional amounts owing by you. For every year you have a balance of deferred stock option benefits outstanding you must file a Form T1212 with the Canada Customs and Revenue Agency together with your annual tax return.

     The spread at exercise is subject to Canada Pension Plan Premiums to the extent you have not reached the maximum pensionable earnings of C$38,300 for 2001.

     Securities Information.
     -----------------------

     Any New Options which may be granted to you pursuant to the terms of the offer will be conditional on obtaining the necessary securities regulatory approvals or exemptions from the applicable securities regulatory authorities. Although we do not anticipate any difficulty in obtaining the necessary approvals or exemptions, it is possible that we may not obtain all of the exemptions which we will seek and/or that the New Options will be subject to certain conditions imposed by the securities regulatory authorities.

     Please consult a tax advisor to determine the tax considerations and tax consequences relevant to your participation in the offer.

     17.  Material Income Tax Consequences For Tax Residents of France.
          -------------------------------------------------------------

     The following is a general summary of the material tax consequences of the replacement of eligible options and grant of New Options under the offer for tax residents in France. This discussion is based on French tax law as of the date of the offer, which is subject to change, possibly on a retroactive basis. The information may be out of date at the time you exercise your options or sell the shares you acquire upon exercise. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. We advise all option holders considering replacing their options to meet with their own tax advisors.

     If you are a citizen or resident of another country, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

     Option Replacement.
     -------------------

     We do not believe that there will be a tax liability solely as the result of your tender of eligible options for replacement with New Options.

     Grant.
     -----

     You will not be subject to tax when the New Options are granted to you under the 1999 Plan.

     Exercise.
     ---------

     When you exercise your New Options, you will be subject to income tax (at your marginal rate) and social taxes on the difference between the fair market value of the shares on the date of exercise and the exercise price (i.e., the spread). This income is considered additional salary and therefore is included in your overall income for the year in which you exercise your New Options.

     Sale of Shares.
     ---------------

     When you sell the shares that you acquire under the 1999 Plan, you will be subject to capital gains tax (currently 26%) on any additional gain (i.e., the difference between the sale price and the fair market value of the shares at the time of exercise) that you realize when you sell your shares. This tax only applies when the aggregate gross proceeds that you receive from the sale of any stock in any calendar year exceeds a certain amount, which is set at FF50,000 for 2001.

     Dividends.
     ---------

     If you exercise your New Options to purchase shares, you may be entitled to receive dividends. Any dividends paid on Redback shares will be subject to tax in France and withholding tax in the United States. You may be entitled to receive a tax credit against the French tax payable equal to the United States federal tax withheld at source.

     Withholding and Reporting.
     -------------------------

     Your employer is not required to withhold income taxes but is required to withhold and remit social taxes when you exercise your New Options. Your employer will also report the spread at exercise to the tax and labor authorities.

     Exchange Control Information.
     -----------------------------

     You may hold shares purchased under the 1999 Plan outside of France provided that you declare all foreign accounts (both those currently open and those closed during the tax year) on a specific form in your income tax return. You must also declare to the customs and excise authorities any cash or securities you import or export without the use of a financial institution when the value of cash or securities is equal to or exceeds FF50,000.

     Please consult a tax advisor to determine the tax considerations and tax consequences relevant to your participation in the offer.

     18.  Material Income Tax Consequences For Tax Residents of Germany.
          -------------------------------------------------------------

     The following is a general summary of the material tax consequences of the replacement of eligible options and grant of New Options under the offer for tax residents in Germany. This discussion is based on German tax law as of the date of the offer, which is subject to change, possibly on a retroactive basis. The information may be out of date at the time you exercise your options or sell the shares you acquire upon exercise. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. We advise all option holders considering replacing their options to meet with their own tax advisors.

     If you are a citizen or resident of another country, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

     Option Replacement.
     -------------------

     We do not believe that there will be a tax liability solely as the result of your tender of eligible options for replacement with New Options.

     Grant.
     -----

     You will not be subject to tax when the New Options are granted to you under the 1999 Plan.

     Exercise.
     --------

     When you exercise your New Options, you will be subject to ordinary income taxes on the difference between the fair market value of the shares on the date of exercise and the exercise price. The difference may also be subject to social insurance contributions if and to the extent to which your income in the month during which you exercise your New Options is below the relevant social security contribution limits.

     Sale of Shares.
     --------------

     Any additional gain from the subsequent sale of the shares is not taxable provided: (1) you have owned the shares for more than 12 months; (2) you have not, within the last 5 years, held more than 10% of the stated capital of Redback Networks; and (3) the shares are not held as a business asset. (Effective 1 January 2002, the 10% limit will be lowered to 1% such that in order to satisfy the foregoing conditions, you cannot have held 1% or more of the stated capital of Redback Networks.) If tax is due, it is payable on the difference between what you receive from the sale and your adjusted base cost. (Effective 1 January 2002, only 50% of such gain will be subject to tax.) Your adjusted base cost is based on the exercise price, plus any tax benefit you were deemed to have earned because of the exercise and on which you already paid tax at exercise.

     Dividends.
     ---------

     If you exercise your New Options and purchase shares, you may be entitled to receive dividends. Any dividends paid on Redback Networks shares will be subject to income tax in Germany and withholding tax in the United States. However, only 50% of the value of the dividend distributed is subject to tax in Germany. You must report such dividends on your annual tax return. You may deduct 50% of the U.S. federal withholding tax withheld on your German tax return.

     Withholding and Reporting.
     --------------------------

     Under current laws, withholding and reporting for income tax and social insurance are required when you exercise your options. Your employer will withhold income tax and social insurance contributions from your wages at the time you exercise your option to the extent your wages are below the social security contribution limits. You will be responsible for paying any difference between the actual tax liability and the amount withheld.

     Exchange Control Information.
     ----------------------------

     You must report cross-border payments in excess of EURO12,500 monthly (approximately US$11,053). This reporting is normally accomplished through the German bank involved in the transaction, but you are responsible for making sure the report is filed. In addition, you must report any receivables or payables or debts in foreign currency exceeding an amount of DM3,000,000 on a monthly basis. Finally, you must report on an annual basis your participation in Redback Networks in the unlikely event that it exceeds 10% of the total of the voting capital.

     Please consult a tax advisor to determine the tax considerations and tax consequences relevant to your participation in the offer.

     19.  Material Income Tax Consequences For Tax Residents of Hong Kong.
          ---------------------------------------------------------------

     The following is a general summary of the material tax consequences of the replacement of eligible options and grant of New Options under the offer for Hong Kong tax residents. This discussion is based on Hong Kong tax law as of the date of the offer, which is subject to change, possibly on a retroactive basis. The information may be out of date at the time you exercise your options or sell the shares you acquire upon exercise. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. We advise all option holders considering replacing their options to meet with their own tax advisors.

     If you are a citizen or resident of another country, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

     Option Replacement.
     ------------------

     We do not believe that there will be a tax liability solely as the result of your tender of eligible options for replacement with New Options.

     Securities Information.
     ----------------------

Any New Options which may be granted to you pursuant to the offer will be subject to your execution of an undertaking not to sell shares obtained upon the exercise of the New Options for a period of six (6) months from the grant date.

     Grant.
     ------

     You will not be subject to tax when New Options are granted to you under the 1999 Plan.

     Exercise.
     --------

     When you exercise your New Options, you will be subject to salaries tax on the difference between the fair market value of the shares on the date of exercise and the exercise price.

     Sale of Shares.
     ---------------

     When you sell the shares that you acquire under the 1999 Plan, you will not be subject to additional tax.

     Dividends.
     ----------

     If you acquire shares upon exercise, you may be entitled to receive dividends. Any dividends paid on Redback Networks shares will be subject to United States federal withholding tax. You will not be subject to tax on dividends in Hong Kong.

     Withholding and Reporting.
     --------------------------

     When you exercise your New Options, your employer is not required to withhold income tax. However, your employer will report the gain resulting from the exercise of your New Options to the Hong Kong Inland Revenue Department in the course of its normal annual return of compensation.

     You will be responsible for reporting and paying any salaries taxes resulting from the exercise of your New Options.

     Please consult a tax advisor to determine the tax considerations and tax consequences relevant to your participation in the offer.

     20.  Material Income Tax Consequences For Tax Residents of Japan.
          -----------------------------------------------------------

     The following is a general summary of the material tax consequences of the replacement of eligible options and grant of New Options under the offer for Japan tax residents. This discussion is based on Japanese tax law as of the date of the offer, which is subject to change, possibly on a retroactive basis. The information may be out of date at the time you exercise your options or sell the shares you acquire upon exercise. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. We advise all option holders considering replacing their options to meet with their own tax advisors.

     If you are a citizen or resident of another country, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

     Option Replacement.
     -------------------

     We do not believe that there will be a tax liability solely as the result of your tender of eligible options for replacement with New Options; however, the tax laws in this area are not certain and so we cannot predict the tax consequences with certainty.

     Grant.
     ------

     You will not be subject to tax when the New Options are granted to you under the 1999 Plan.

     Exercise.
     --------

     When you exercise your New Options, you will be subject to income tax on the difference between the fair market value of the shares on the date of exercise and the exercise price. Your income will likely be treated as "remuneration income" and will be taxed at your marginal tax rate.

     Sale of Shares.
     --------------

     When you sell your shares purchased under the 1999 Plan, you will be subject to tax on any gain on the subsequent sale of the shares at a flat rate of 26% (i.e., 20% national income tax and a 6% local inhabitants tax).

     If you sell your shares through an authorized stockbroker or bank in Japan and submit an election return form, you may elect to have the broker withhold 1.05% of the total amount received (regardless of the gain) from selling your shares. If you make this election, only deemed gain at 5.25% of the sale of the shares is subject only to the 20% national income tax; the 6% local inhabitants tax would not apply. Please note that, although under the 2000 tax legislation this 1.05% taxation method was scheduled to be abolished as of 1 April 2001, abolishment has been postponed until 31 March 2003.

     Dividends.
     ---------

     If you exercise your New Options to purchase shares, you may be entitled to receive dividends. If the dividend payments are made through a Japanese paying agent, Japanese withholding tax will be imposed on the dividend amount net of the foreign withholding tax which will be payable in the United States.

     A foreign tax credit and domestic withholding tax credit will be allowed if you are a Japanese resident taxpayer and if you choose the aggregate taxation method (Sogo Kazei) on such dividend income.

     If you choose the separate taxation method (Bunri Kazei), no tax credits will be allowed.

     Withholding and Reporting.
     --------------------------

     Although income from the exercise of stock options is classified as remuneration income for individual income tax purposes, your employer is not, as a rule, required to withhold income tax or social security contributions when you exercise your options, as long as the employer is not directly involved in the operation (i.e., payment of income) or costs of the 1999 Plan. It is your responsibility to report and pay any taxes resulting from your participation in the 1999 Plan.

     Exchange Control Information.
     -----------------------------

     If you intend to acquire shares whose value exceeds (Y)100,000,000 in a single transaction, you must file a report with the Ministry of Finance through the Bank of Japan within 20 days from the purchase of the shares (provided, however, if you acquire such shares through a securities company in Japan, such requirement will not be imposed). Please note that the reporting requirements vary depending on whether or not the relevant payment is made through a bank in Japan.

     Please consult a tax advisor to determine the tax considerations and tax consequences relevant to your participation in the offer.


     21.  Material Income Tax Consequences For Tax Residents of Korea.
          -----------------------------------------------------------

     The following is a general summary of the material tax consequences of the replacement of eligible options and grant of New Options under the offer for Korea tax residents. This discussion is based on Korean tax law as of the date of the offer, which is subject to change, possibly on a retroactive basis. The information may be out of date at the time you exercise your options or sell the shares you acquire upon exercise. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. We advise all option holders to consult their own tax advisors.

     If you are a citizen or resident of another country, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

     Option Exchange.
     ---------------

     We do not believe that there will be a tax liability solely as the result of your tender of eligible options for replacement with New Options; however, the tax laws in this area are not certain and so we cannot predict the tax consequences with certainty.

     Grant.
     ------

     You will not be subject to tax when the New Options are granted to you under the 1999 Plan.

     Exercise.
     ---------

     When you exercise your New Options, you will be subject to income tax on the difference between the fair market value of the shares on the date of exercise and the exercise price. The spread will be treated as salary or wages and taxed at your marginal rate. No securities transaction tax will apply to the exercise of your New Options.

     Sale of Shares.
     --------------

     When you sell the shares that you acquire under the 1999 Plan, you will be subject to capital gains tax on any gain that you realize on such sale, which gain will be equal to the difference between the sale price and the fair market value of the shares at the time of exercise. No securities transaction tax will apply to your subsequent disposition of shares acquired under the 1999 Plan.

     Dividends.
     ---------

     If you exercise your New Options to purchase shares, you may be entitled to receive dividends. Any dividends paid on Redback Networks shares will be subject to income tax in Korea and withholding tax in the United States. You will be entitled to a tax credit against your Korean income tax for the United States federal tax withheld. You must report the amount of the dividends on your income tax return.

     Withholding and Reporting.
     -------------------------

     When you exercise your New Options, your employer is not required to withhold or report income tax. It is your responsibility to report this income on your annual tax return and to pay all taxes owed. Your employer may be required to withhold and make contributions to Korea's social insurance fund in connection with the income that you recognize under the 1999 Plan.

Exchange Control Restrictions.
------------------------------

     If you remit funds to purchase shares upon the exercise of your New Options, you will be required have the remittance of funds "confirmed" by a foreign exchange bank in Korea. To receive the confirmation, you will be required to submit certain documentation to the bank. You should check with the bank regarding the specific documentation they require and the time required to obtain a confirmation prior to exercise. If you realize US$50,000 or more on the sale of shares, you must repatriate the proceeds to Korea within six (6) months.

     Please consult a tax advisor to determine the tax considerations and tax consequences relevant to your participation in the offer.

     22.  Material Income Tax Consequences For Tax Residents of the Netherlands.
          ---------------------------------------------------------------------

     The following is a general summary of the material tax consequences of the replacement of eligible options and grant of New Options under the offer for tax residents in the Netherlands. This discussion is based on the Netherlands tax law as of the date of the offer, which is subject to change, possibly on a retroactive basis. The information may be out of date at the time you exercise your options or sell the shares you acquire upon exercise. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. We advise all option holders considering replacing their options to meet with their own tax advisors.

     If you are a citizen or resident of another country, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

     Option Replacement.
     -------------------

     We do not believe that there will be a tax liability solely as the result of your tender of eligible options for replacement with New Options; however, the tax laws in this area are not certain and we cannot predict the tax consequences with certainty.

     Grant.
     ------

     You will not be subject to tax when the New Options are granted to you under the 1999 Plan.

     Exercise and Sale of Shares.
     ---------------------------

     When you exercise your New Options, you will be subject to income tax on the difference between the proceeds of the sale of shares acquired upon exercise and the exercise price, in accordance with a ruling obtained from the Dutch tax authorities which allows you to defer the payment of tax until the time of exercise. As required by the terms of the ruling, you will only be able to exercise the New Options granted to you using the full cashless exercise method whereby the options are exercised without remitting any cash. You will not be entitled to receive and hold shares of our stock when you exercise your New Options. Under the cashless exercise method of exercise, the broker will immediately sell all of the shares that you are entitled to purchase. You will receive the cash proceeds from the sale, minus the exercise price and any taxes, withholding obligations, commissions and brokers' fees associated with the transaction.

     Withholding and Reporting.
     -------------------------

     The income recognized when you exercise your New Options will be compensation to you and your employer will withhold and report income tax and social insurance contributions on that income. You will be responsible for paying any difference between the actual tax liability and the amount withheld.

     Please consult a tax advisor to determine the tax considerations and tax consequences relevant to your participation in the offer.

     23.  Material Income Tax Consequences For Tax Residents of the People's
          ------------------------------------------------------------------
Republic of China.
------------------

     The following is a general summary of the material tax consequences of the replacement of eligible options and grant of New Options under the offer for tax residents in the People's Republic of China. This discussion is based on Chinese tax law as of the date of the offer, which is subject to change, possibly on a retroactive basis. The information may be out of date at the time you exercise your options or sell the shares you acquire upon exercise. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. We advice all option holders to consult their own tax advisors.

     If you are a citizen or resident of another country, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

     Option Replacement.
     -------------------

     We do not believe that there will be a tax liability solely as the result of your tender of eligible options for replacement with New Options; however, the tax laws in this area are not certain and so we cannot predict the tax consequences with certainty.

     Grant.
     ------

     You will not be subject to tax when the New Options are granted to you under the 1999 Plan.

     Exercise and Sale of Shares.
     ---------------------------

     Due to exchange control and securities law restrictions in China, any New Options granted to you will be modified. You will only be able to exercise the New Options granted to you using the full cashless exercise method whereby the options are exercised without remitting any cash. You will not be entitled to receive and hold shares of our stock when you exercise your New Options. Under the cashless exercise method of exercise, the broker will immediately sell all of the shares that you are entitled to purchase. You will receive the cash proceeds from the sale, minus the exercise price and any taxes, withholding obligations, commissions and brokers' fees associated with the transaction.

     When you exercise your New Options, you will be subject to income tax on the difference between the fair market value of the shares on the date of exercise and the exercise price. The spread will be treated as additional salary or wages from your employer. Individual income tax is due on a monthly basis. If you are a Chinese national, you will be entitled to a standard tax deduction of Renminbi 800 per month, and if you are an expatriate, you will be entitled to a standard tax deduction of Renminbi 4,000 per month.

     Withholding and Reporting.
     --------------------------

     Redback Networks expects that you will comply fully with your tax and other obligations in connection with the receipt of benefits under the 1999 Plan, including paying individual income tax and stamp duties, if applicable. Redback Networks may be required to make deductions from the amounts payable to you under the 1999 Plan as a withholding agent under individual income tax and social insurance legislation.

     Exchange Control Restrictions.
     -----------------------------

     Exchange control restrictions may restrict or limit your ability to withdraw and/or convert funds received upon the exercise of your New Options. This issue should be examined prior to exercise as you may be able to take steps to mitigate these restrictions.

     Please consult a tax advisor to determine the tax considerations and tax consequences relevant to your participation in the offer.

     24.  Material Income Tax Consequences For Tax Residents of Singapore.
          ----------------------------------------------------------------

     The following is a general summary of the material tax consequences of the replacement of eligible options and grant of New Options under the offer for Singapore tax residents. This discussion is based on Singapore tax law as of the date of the offer, which is subject to change, possibly on a retroactive basis. The information may be out of date at the time you exercise your options or sell the shares you acquire upon exercise. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. We advise all option holders considering replacing their options to meet with their own tax advisors.

     If you are a citizen or resident of another country, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

     Option Exchange.
     ----------------

     We do not believe there will be a tax liability solely as the result of your tender of eligible options for replacement with New Options; however, the tax laws in this area are not certain and we cannot predict the tax consequences with certainty.

     Grant.
     ------

     You will not be subject to tax when the New Options are granted to you under the 1999 Plan.

     Exercise.
     --------

     When you exercise your New Options, you will be subject to income tax on the difference between the fair market value of the shares on the date of exercise and the exercise price, unless the

1999 Plan qualifies for the CSOP Scheme (as defined below) and/or you apply for a deferral, as explained below.

     Company Stock Option Scheme ("CSOP Scheme").
     -------------------------------------------

     If the 1999 Plan qualifies for the CSOP Scheme, you will be exempt from tax on the first S$2,000 of your option spread and, thereafter, you will only be subject to tax on 75% of the remaining option spread. However, this exemption is limited to S$1 million of such gains accruing over a ten (10) year period commencing in the year you first enjoy the benefits of the tax exemptions under the CSOP Scheme. It is possible that a portion of the New Options may qualify for this scheme, but no assurances can be given this effect. In order to enhance the tax benefit that would be available if the New Options qualify under this scheme, the New Options will be granted at the fair market value of the underlying shares on the grant date.

     Qualified Employee Stock Option Plan Scheme ("QESOP Scheme").
     ------------------------------------------------------------

     You may apply to the Inland Revenue of Singapore (the "IRAS") for a deferral on the payment of tax due at exercise subject to an interest charge if the 1999 Plan qualifies under the QESOP Scheme. If the 1999 Plan also qualifies under the CSOP Scheme, you may apply for a deferral of the tax due on the non-exempt portion of the option spread.

     In order to qualify for tax deferral under the QESOP Scheme, you would have to satisfy the following conditions:

     (a) you must be employed in Singapore at the time the New Options are exercised;

     (b) the New Options must be granted to you by the company for whom you are working at the time of exercise or by an associated company of that company; and

     (c) the tax payable on the gain at exercise cannot be borne by your employer.

     You will not qualify for the tax benefits under the QESOP Scheme if:
              ---

     (a)  you are an undischarged bankrupt;

     (b)  IRAS records show that you are a delinquent taxpayer; or

     (c)  the tax on the gain at exercise is less than $200.

     If you are a qualifying employee, and the 1999 Plan qualifies under the QESOP Scheme, you may apply to the IRAS for a tax deferral at the time you file your income tax return for the tax year in which the gains are taxable (i.e., exercised). You would have to submit to the IRAS the "Application Form for Deferment of Tax on Gains from Qualified ESOP," together with your tax return and your employer's certification on the Application Form that the 1999 Plan meets the qualification requirements under the QESOP Scheme. It is possible that a portion of the New

Options may qualify for the QESOP Scheme, although no assurances can be given to this effect. In order to enhance the tax deferral that would be available if the New Options qualify under this scheme, the New Options will be granted at the fair market value of the underlying shares on the grant date.

     The maximum deferral period would be five years, starting on 1 January after the year of exercise.

     The interest rate chargeable would be pegged to the average prime rate of the big four banks in Singapore (DBS, OCBC, OUB and UOB) offered on 15 April of each year and interest would be computed annually based on this rate using the simple interest method. The tax deferred and the corresponding amount of interest would be due when your deferral period ends. You may pay the deferred tax earlier in one lump sum (together with the pro-rated amount of interest) to the IRAS before the end of the deferral period.

     The deferral period would end and payment of the tax plus the corresponding interest would become due immediately on the occurrence of any of the following events:

     (a) in the case of a foreign employee (including a Singapore permanent resident), when he or she:

          (i)   terminates his or her employment in Singapore and leaves
                Singapore;

          (ii)  is posted overseas; or

          (iii) leaves Singapore for any period exceeding three months;

     (b)  when the employee becomes bankrupt; and

     (c) when the employee dies (the deferred tax would be recovered from the deceased's estate).

     Sale of Shares.
     --------------

     If you acquire shares upon exercise, you will not be subject to tax when you sell the shares, unless you are in the business of buying and selling securities.

     Dividends.
     ---------

     If you acquire shares upon exercise, you may be entitled to receive dividends. Any dividends paid on Redback Networks shares that are received in Singapore may be subject to income tax in Singapore and withholding tax in the United States. You may be entitled to a tax credit equal to the United States federal tax withheld, although the deduction may not exceed the tax that would have been paid in Singapore on the same income.

     Withholding and Reporting.
     -------------------------

     Your employer will not be required to withhold income tax or social insurance contributions at the time of the exercise of your New Options. Your employer will report the exercise of your New Options on your annual return outlining all salary and benefits paid to you during the year. Your employer will give this return to you and you will be responsible for reporting and paying any income taxes resulting from the exercise of your New Options.

     It is also your responsibility to report and pay taxes resulting from the sale of your shares or the receipt of any dividends.

     Please consult a tax advisor to determine the tax considerations and tax consequences relevant to your participation in the offer.

     25.  Material Income Tax Consequences For Tax Residents of Taiwan.
          ------------------------------------------------------------

     The following is a general summary of the material tax consequences of the replacement of eligible options and grant of New Options under the offer for Taiwan tax residents. This discussion is based on Taiwanese tax law as of the date of the offer, which is subject to change, possibly on a retroactive basis. The information may be out of date at the time you exercise your options or sell the shares you acquire upon exercise. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. We advise all option holders to consult their own tax advisors.

     If you are a citizen or resident of another country, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

     Option Replacement.
     -------------------

     We do not believe that there will be a tax liability solely as the result of your tender of eligible options for replacement with New Options.

     Grant.
     -----

     You will not be subject to tax when the New Options are granted to you under the 1999 Plan.

     Exercise.
     --------

     You will not be subject to tax when you exercise your New Options unless your employer (the subsidiary of Redback) reimburses Redback for the spread on the exercise of the New Options under the 1999 Plan. In this case, you will be taxed at your marginal income tax rate on the difference between the fair market value of the underlying shares at exercise and the exercise price (i.e., the price you pay in order to exercise the option).

     Sale of Shares.
     ---------------

     You will not be subject to tax when you sell the shares that you acquire under the 1999 Plan.

     Dividends.
     ---------

     If you exercise your options to purchase shares, you may be entitled to receive dividends. Any dividends paid on Redback Networks shares will not be subject to tax in Taiwan but will be subject to withholding tax in the United States.

     Withholding and Reporting.
     --------------------------

     Your employer will be required to withhold all income taxes if your employer (the subsidiary of Redback) reimburses Redback for the spread on the exercise of the New Options under the 1999 Plan. However, you will be responsible for paying any difference between the actual tax liability and the amount withheld.

     Exchange Control Restrictions.
     -----------------------------

     Generally, no exchange control restrictions will apply in respect of your participation in the 1999 Plan unless the aggregate value of all your foreign currency transactions exceed US$5million per year.

     Please consult a tax advisor to determine the tax considerations and tax consequences relevant to your participation in the offer.

     26.  Material Income Tax Consequences For Tax Residents of the United
          ----------------------------------------------------------------
Kingdom
-------

     The following is a general summary of the material tax consequences of the replacement of eligible options and grant of New Options under the offer for tax residents in the United Kingdom. This discussion is based on United Kingdom tax law as of the date of the offer, which is subject to change, possibly on a retroactive basis. The information may be out of date at the time you exercise your options or sell the shares you acquire upon exercise. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. We advise all option holders considering replacing their options to meet with their own tax advisors.

     If you are a citizen or resident of another country, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

     Option Replacement.
     -------------------

     We do not believe that there will be a tax liability solely as the result of your tender of eligible options for replacement with New Options.

     Grant.
     ------

     You will not be subject to tax when the New Options are granted to you under the 1999 Plan.

     Exercise.
     --------

     Any New Options granted to you will be granted under a non-approved stock option scheme. Consequently, you will be subject to income tax when you exercise your New Options on the difference between the fair market value of the underlying shares on the date of exercise and the exercise price (i.e., the spread). You will also be liable to pay employees' National Insurance Contributions ("NICs") on the spread at exercise if your earnings do not already exceed the maximum limit for NIC purposes. The maximum limit is (pound)29,900 per year for the U.K. tax year 6 April 2001 to 5 April 2002.

     To the extent that your eligible options were granted before 6 April 1999 and therefore not subject to NICs, you should be aware that any New Options that may be granted to you will be subject to NICs. In addition, new legislation has been enacted which allows an employer to transfer the employer's NIC liability to employees in connection with the exercise, assignment, release or cancellation of options by entering into a joint election with each employee providing that the employee will meet the employer's NIC liability in such circumstances. The employer's NIC liability is currently equal to 11.9% of the spread upon the exercise of any New Options. If you choose to exchange your eligible options for New Options, we and our subsidiaries will require that you agree to absorb your employer's NIC liability on the exercise of the New Options and that you enter into a joint election to be made and submitted to the Inland Revenue, which will provide that you will pay any NIC liability arising on the exercise of the New Options that may be granted to you. You will not be entitled to retain any New Options that may be granted to you if you do not enter into the joint election once it is approved by the Inland Revenue. It is our understanding that you will be entitled to deduct the employer's portion of the NIC payments you make for the purposes of calculating the amount of the gain subject to income tax on the exercise of the New Options. If you do not enter into a joint election once the form of election is approved by Inland Revenue, your New Option shall become null and void without any liability to Redback and/or any of its subsidiaries and may not be exercised. You should take these factors into consideration when deciding whether to tender your eligible options.

     Sale of Shares.
     --------------

     When you sell your shares, you will be subject to capital gains tax. The tax is due on any increase in the value of the shares between the date on which you exercise your New Options and the date on which you sell the shares acquired on exercise of such options. Any capital gains tax you may owe is subject to an annual personal exemption (currently (pound)7,500 for the U.K. tax year 6 April 2001 to 5 April 2002) and to taper relief calculated with reference to the period of time during which you held the shares of Redback Networks following the exercise of your options.

     Dividends.
     ----------

     If you acquire shares upon exercise, you may be entitled to receive dividends. Any dividends paid on Redback Networks shares will be subject to income tax in the UK and withholding tax in the U.S. You may be entitled to a foreign tax credit for United States federal tax withheld at source. You must report any dividends you receive on your annual UK tax return.

     Withholding and Reporting.
     --------------------------

     Your employer is required to arrange for the payment of income tax and NICs on the spread at exercise or to withhold funds on account of income tax and NICs on the spread at exercise from the payroll, the proceeds of exercise and sale, or otherwise, and to remit such amounts to the UK Inland Revenue on your behalf. Your employer will also report the details of any option grant and exercise on its annual U.K. Inland Revenue tax return.

     In addition to your employer's reporting obligations, you must report details of any liabilities arising from the exercise of your New Options and from the sale or disposal of shares, together with details of dividend income, to the Inland Revenue on your personal U.K. Inland Revenue tax return.

     You will be responsible for paying any taxes owed as a result of the sale of the shares or the receipt of any dividends.

     Please consult a tax advisor to determine the tax considerations and tax consequences relevant to your participation in the offer.

     27.  Extension of offer; termination; amendment.
          -------------------------------------------

     We expressly reserve the right, in our sole discretion, at any time and from time to time, and regardless of whether or not any event listed in Section 7 of this Offer to Replace has occurred or is deemed by us to have occurred, to extend the period of time during which the offer is open and thereby delay the acceptance for replacement of any options by giving oral or written notice of such extension to the option holders or making a public announcement thereof.

     We also expressly reserve the right, in our reasonable judgment, prior to the Offer Expiration Date to terminate or amend the offer and to postpone our acceptance and cancellation of any options tendered for replacement upon the occurrence of any of the events listed in Section 7 of this Offer to Replace, by giving oral or written notice of such termination or postponement to you or by making a public announcement thereof. Our reservation of the right to delay our acceptance and cancellation of options tendered for replacement is limited by Rule 13e-4(f)(5) promulgated under the Securities Exchange Act of 1934, as amended, which requires that we must pay the consideration offered or return any tendered options promptly after termination or withdrawal of a tender offer.

     Subject to compliance with applicable law, we further reserve the right, in our sole discretion, and regardless of whether any event listed in Section 7 of this Offer to Replace has occurred or is deemed by us to have occurred, to amend the offer in any respect, including, without limitation, by decreasing or increasing the consideration offered in the offer to option holders or by decreasing or increasing the number of options being sought in the offer.

     Amendments to the offer may be made at any time and from time to time by public announcement of the amendment. In the case of an extension, the amendment must be issued no later than 6:00 a.m., Pacific Time, on the next business day after the last previously scheduled or announced Offer Expiration Date. Any public announcement made through the offer will be disseminated promptly to option holders in a manner reasonably designated to inform option holders of the change. Without limiting the manner in which we may choose to make a public announcement, except as required by applicable law, we have no obligation to publish, advertise or otherwise communicate any such public announcement other than by making a press release to the Dow Jones News Service.

     If we materially change the terms of the offer or the information concerning the offer, or if we waive a material condition of the offer, we will extend the offer beyond the currently scheduled Offer Expiration Date to the extent required by Rules 13e-4(d)(2) and 13e-4(e)(3) under the Securities Exchange Act of 1934, as amended. These rules require that the minimum period during which an offer must remain open following material changes in the terms of the offer or information concerning the offer, other than a change in price or a change in percentage of securities sought, will depend on the facts and circumstances, including the relative materiality of such terms or information.

     We will publish notice or otherwise inform you in writing if we decide to take any of the following actions:

     o we increase or decrease the amount of consideration offered for the options,

     o we decrease the number of options eligible to be tendered in the offer, or

     o we increase the number of options eligible to be tendered in the offer by an amount that exceeds 2% of the shares issuable upon exercise of the options that are subject to the offer immediately prior to the increase.

     If the offer is scheduled to expire at any time earlier than the tenth
(10th) business day from, and including, the date that notice of such increase or decrease is first published, sent or given in the manner specified in this Section, we will extend the offer beyond the currently scheduled Offer Expiration Date so that the offer is open at least ten (10) business days following the publication, sending or giving of notice.

     For purposes of the offer, a "business day" means any day other than a Saturday, Sunday or federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, Eastern Time.

     28.  Fees and expenses.
          ------------------

     We will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of options pursuant to this Offer to Replace.

     29.  Additional information.
          -----------------------

     This Offer to Replace is part of a Tender Offer Statement on Schedule TO that we have filed with the SEC. This Offer to Replace does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. We recommend that you review the Schedule TO, including its exhibits, and the following materials which we have filed with the SEC before making a decision on whether to tender your options:

          1. Redback's Quarterly Report on Form 10-Q for our quarter ended June 30, 2001, filed with the SEC on August 14, 2001 (file number 000-25853);

          2. Redback's Annual Report on Form 10-K for our fiscal year ended December 31, 2000, filed with the SEC on April 2, 2001 (file number 000-25853);

          3. the description of our shares contained in our Registration Statement on Form 8-A, filed with the SEC on June 15, 2001 (file number 000-25853); and

          4. the description of our shares contained in certain of our Registration Statements on Form S-8, filed with the SEC on February 6, 2001, March 15, 2000 and May 21, 1999 (file numbers 333-55076, 333-32554 and
333-79043, respectively).

     These filings, our other annual, quarterly and current reports, our proxy statements and our other SEC filings may be examined, and copies may be obtained, at the following SEC public reference rooms:

450 Fifth Street, N.W.        7 World Trade Center       500 West Madison Street
       Room 1024                   Suite 1300                  Suite 1400
Washington, D.C. 20549      New York, New York 10048     Chicago, Illinois 60661

     You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330.

     Our SEC filings are also available to the public on the SEC's Internet site at http://www.sec.gov.

     Our common stock is quoted on the Nasdaq National Market under the symbol "RBAK" and our SEC filings can be read at the following Nasdaq address:

                                Nasdaq Operations
                               1735 K Street, N.W.
                             Washington, D.C. 20006

Each person to whom a copy of this Offer to Replace is delivered may obtain a copy of any or all of the documents to which we have referred you, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents) at no cost, by writing to or calling us at Redback Networks Inc., 250 Holger Way, San Jose, CA 95134, Attention: Cindi Fisse (telephone: 408-571-5026) or Kim Gonsalves (telephone: 408-571-5113) or by e-mailing us at stock@redback.com.

     As you read the foregoing documents, you may find some inconsistencies in information from one document to another. If you find inconsistencies between the documents, or between a document and this Offer to Replace, you should rely on the statements made in the most recent document.

     The information contained in this Offer to Replace about Redback should be read together with the information contained in the documents to which we have referred you.

     30.  Miscellaneous.
          --------------

     This Offer to Replace and our SEC reports referred to above include "forward-looking statements." When used in this Offer to Replace, the words "anticipate," "believe," "estimate," "expect," "intend" and "plan" as they relate to Redback or our management are intended to identify these forward-looking statements. All statements by us regarding our expected future financial position and operating results, our business strategy, our financing plans and expected capital requirements, forecasted trends relating to our services or the markets in which we operate and similar matters are forward-looking statements. The documents we filed with the SEC, including our annual report on Form 10-K for the fiscal year ended December 31, 2000 filed on April 2, 2001 with the SEC and our quarterly report on Form 10-Q for the quarter ended June 30, 2001 filed with the SEC on August 14, 2001, discuss some of the risks that could cause our actual results to differ from those contained or implied in the forward-looking statements. These risks include, but are not limited to:

     o Our business is difficult to evaluate because we have a limited operating history, which may affect our stock price and our ability to sell products and services;

     o We have a history of losses and expect to incur future losses, including significant product development, sales and marketing, and general and administrative expenses;

     o A decline in the demand for broadband access services would seriously harm our sales and operating results;

     o Our quarterly operating results have and are expected to continue to fluctuate significantly, which may cause our stock to be volatile or decline;

     o Our lengthy and variable sales cycle makes it difficult for us to predict if or when a sale will be made, which make it difficult to predict the timing of our revenue and could adversely affect our operating results;

     o Our sales would suffer if one or more of our key customers substantially reduced its orders for our products, which may affect our ability to generate revenue and our stock price;

     o Our operating results suffer due to risks associated with mergers and acquisitions generally, and future acquisitions could materially adversely affect our operating results as a result of dilutive issuances of equity securities and the incurrence of additional debt;

     o We may be required to spend additional time and money on integration matters related to our acquisition of Merlin Systems, Inc. and its employees that could otherwise be spent on developing our business and services;

     o We are a party to a securities class action litigation and remain at risk for additional litigation, which could seriously harm our business;

     o Our gross margin may continue to decline in the future due to several factors, including but not limited to a shift in emphasis from sales of higher margin, lower volume products to sales of lower margin, higher volume products, competition for market share in international markets, and our ability to introduce new products, competitive product enhancements and upgrades;

     o Our operating results will suffer if we fail to commercialize new product lines, and we cannot be certain that our current products or any future products will achieve widespread market acceptance;

     o There are a limited number of potential customers for our products and if our products do not anticipate and meet specific customer requirements and demands, our sales and operating results would be adversely affected;

     o Our failure to meet the demands of current and future broadband access markets would impair our operating results and business prospects by reducing sales, and we may be unable to effectively address evolving demands in these markets;

     o Any failure to remain competitive in our industry would impair our operating results and business prospects by reducing our ability to attract customers;

     o Interruptions affecting our contract manufacturers or suppliers could disrupt production, compromise our product quality and adversely affect our sales;

     o Interruptions in delivery of power could disrupt normal business operations and adversely affect our delivery schedules, which could materially and adversely affect our sales and operating results;

     o If we fail to match production with product demand, we may need to incur additional costs such as increased storage or obsolescence costs for excess inventory;

     o If we fail to attract or retain employees or properly manage our growth, we may not be able to timely develop, sell or support our products;

     o We have recently hired a new chief executive officer, and therefore our operations may be materially affected;

     o If we become subject to employment related claims, we could incur substantial costs in defending against these claims;

     o Our business may suffer slower or less growth due to further government regulation of the communications industry, which may slow or end the growth of the broadband access services industry and materially harm our business, results of operations and financial condition;

     o Our international presence exposes us to typical foreign market risks not faced by wholly-domestic companies, including, among others, foreign currency fluctuations, language and cultural barriers, unexpected regulatory requirements and protectionist laws, and political, legal and economic instability in foreign markets;

     o Undetected software and hardware errors could have a material adverse effect on our operating results, which may cause us to incur significant warranty and repair costs, divert the attention of our engineering personnel from our product development efforts and cause significant customer relations problems;

     o If we have insufficient proprietary technology rights or if we fail to protect those we have, our business would be materially impaired;

     o If we fail to obtain additional capital at the times, in the amounts and upon the terms required, our business could suffer;

     o We have insufficient cash flow to meet our debt service obligations and we may be unable to repurchase our convertible notes which could seriously harm our financial condition; and

     o Provisions of our charter documents may have anti-takeover effects that could prevent a change in our control, which may affect our stock price.

     For a complete description of the above-mentioned risks, please see the SEC filings referred to in Section 29 of this Offer to Replace, entitled "Additional Information," above.

     We are not aware of any jurisdiction where the making of the offer is not in compliance with applicable law. If we become aware of any jurisdiction where the making of the offer is not in compliance with any valid applicable law, we will make a good faith effort to comply with such law. If, after such good faith effort, we cannot comply with such law, the offer will not be made to, nor will tenders be accepted from or on behalf of, the option holders residing in such jurisdiction.

     We have not authorized any person to make any recommendation on our behalf as to whether you should tender or not tender your options through the offer. You should rely only on the information in this document or documents to which we have referred you. We have not authorized anyone to give you any information or to make any representations in connection with the offer other than the information and representations contained in this document, the Election Form and the Notice to Withdraw from the Offer. If anyone makes any recommendation or representation to you or gives you any information, you must not rely upon that recommendation, representation or information as having been authorized by us.

                     Redback Networks Inc. September 6, 2001

                                   SCHEDULE A

                 INFORMATION CONCERNING THE EXECUTIVE OFFICERS*
                     AND DIRECTORS OF REDBACK NETWORKS INC.

     The Executive Officers and directors of Redback Networks Inc. and their positions and offices as of September 6, 2001, are set forth in the following table:

Name                        Position and Offices Held
-----------------------     ----------------------------------------------------
Kevin DeNuccio              President, Chief Executive Officer and Director

Dennis P. Wolf              Senior Vice President of Finance and Administration,
                            Chief Financial Officer and Corporate Secretary

Georges Antoun              Senior Vice President of Marketing

Richard Bibb                Senior Vice President of Worldwide Sales

Pankaj Patel                Senior Vice President of Engineering

Pierre R. Lamond            Director, Chairman of the Board

Vinod Khosla                Director

Promod Haque                Director

Guarav Garg                 Director

William L. Kurz             Director

Daniel J. Warmenhoven       Director

     The address of each Executive Officer and director is: c/o Redback Networks Inc., 250 Holger Way, San Jose, CA 95134.


--------

     * Executive Officers are those persons defined as "officers" for purposes of Section 16(b) of the Securities Exchange Act of 1934, as amended.


                                       A-1